Exhibit 10.2


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                          VISHAY INTERTECHNOLOGY, INC.

                           SECOND AMENDED AND RESTATED

                      LONG TERM REVOLVING CREDIT AGREEMENT

                            DATED AS OF JULY 31, 2003

                                 COMERICA BANK,
     AS CO-LEAD ARRANGER, CO-BOOK RUNNING MANAGER AND ADMINISTRATIVE AGENT,

    FLEET SECURITIES, INC., AS CO-LEAD ARRANGER, CO-BOOK RUNNING MANAGER AND
                               SYNDICATION AGENT,

              WACHOVIA BANK, NATIONAL ASSOCIATION, J.P. MORGAN AND
                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENTS

                                       AND

                        BANK LEUMI USA, AS MANAGING AGENT


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    DEFINITIONS............................................................1
      1.1   Certain Defined Terms............................................1
      1.2   Euro............................................................26

2.    REVOLVING CREDIT......................................................27
      2.1   Commitment......................................................27
      2.2   Accrual of Interest and Maturity; Evidence of Indebtedness......28
      2.3   Requests for and Refundings and Conversions of Advances.........29
      2.4   Disbursement of Advances........................................32
      2.5   (a) Swing Line Advances.........................................34
      2.6   Prime-based Interest Payments...................................41
      2.7   Eurocurrency-based Interest Payments and Quoted Rate
            Interest Payments...............................................41
      2.8   Interest Payments on Conversions................................42
      2.9   Interest on Default.............................................42
      2.10  Prepayment......................................................43
      2.11  Determination, Denomination and Redenomination of
            Alternative Currency Advances...................................43
      2.12  Prime-based Advance in Absence of Election or Upon Default......44
      2.13  Revolving Credit Facility Fee...................................45
      2.14  Currency Appreciation; Mandatory Reduction of Indebtedness......45
      2.15  Optional Reduction or Termination of Revolving Credit
            Aggregate Commitment............................................47
      2.16  Extensions of Revolving Credit Maturity Date....................48
      2.17  Application of Advances.........................................49

3.    LETTERS OF CREDIT.....................................................50
      3.1   Letters of Credit...............................................50
      3.2   Conditions to Issuance..........................................50
      3.3   Notice..........................................................52
      3.4   Letter of Credit Fees...........................................52
      3.5   Other Fees......................................................53
      3.6   Drawings and Demands for Payment Under Letters of Credit........53
      3.7   Obligations Irrevocable.........................................56
      3.8   Risk Under Letters of Credit....................................57
      3.9   Indemnification.................................................58
      3.10  Right of Reimbursement..........................................59
      3.11  Existing Letters of Credit......................................59

4.    MARGIN ADJUSTMENTS....................................................59
      4.1   Margin Adjustments..............................................59
      4.2   Margins.........................................................60

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5.    CONDITIONS............................................................60
      5.1   Execution of this Agreement and the other Loan Documents........60
      5.2   Corporate Authority.............................................60
      5.3   Collateral Documents and Guaranties.............................60
      5.4   Representations and Warranties-- All Parties....................61
      5.5   Compliance with Certain Documents and Agreements................61
      5.6   Opinion of Counsel..............................................62
      5.7   Company's Certificate...........................................62
      5.8   Payment of Agent's and Other Fees...............................62
      5.9   New Convertible Subordinated Debt...............................62
      5.10  Other Documents and Instruments.................................62
      5.11  Continuing Conditions...........................................62

6.    REPRESENTATIONS AND WARRANTIES........................................63
      6.1   Corporate Existence.............................................63
      6.2   Due Authorization-- Company.....................................63
      6.3   Due Authorization-- Significant Subsidiaries....................64
      6.4   Title to Material Property......................................64
      6.5   Encumbrances....................................................64
      6.6   Subsidiaries....................................................64
      6.7   Taxes...........................................................64
      6.8   No Defaults.....................................................64
      6.9   Compliance with Laws............................................65
      6.10  Enforceability of Agreement and Loan Documents..................65
      6.11  Non-contravention-- Company.....................................65
      6.12  Non-contravention-- Other Parties...............................65
      6.13  No Litigation-- Company.........................................66
      6.14  No Litigation-- Other Parties...................................66
      6.15  Consents, Approvals and Filings, Etc............................67
      6.16  Agreements Affecting Financial Condition........................67
      6.17  No Investment Company; No Margin Stock..........................67
      6.18  ERISA...........................................................67
      6.19  Environmental Matters and Safety Matters........................68
      6.20  Accuracy of Information.........................................69

7.    AFFIRMATIVE COVENANTS.................................................70
      7.1   Preservation of Existence, Etc..................................70
      7.2   Keeping of Books................................................70
      7.3   Reporting Requirements..........................................70
      7.4   Tangible Net Worth..............................................72
      7.5   Leverage Ratio..................................................72
      7.6   Fixed Charge Coverage Ratio.....................................72
      7.7   Inspections.....................................................72
      7.8   Taxes...........................................................73
      7.9   Further Assurances..............................................73
      7.10  Insurance.......................................................73
      7.11  Indemnification.................................................73


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      7.12  Governmental and Other Approvals................................74
      7.13  Compliance with Contractual Obligations and Laws................74
      7.14  ERISA...........................................................74
      7.15  Environmental Matters...........................................75
      7.16  Significant Subsidiaries........................................76
      7.17  Foreign Subsidiaries Security...................................78
      7.18  Siliconix.......................................................79
      7.19  Security and Defense of Collateral..............................79
      7.20  Vishay Israel...................................................79
      7.21  Prepayment of General Semiconductor Notes.......................79
      7.22  Use of Proceeds.................................................80

8.    NEGATIVE COVENANTS....................................................80
      8.1   Capital Structure, Business Objects or Purpose..................80
      8.2   Limitations on Fundamental Changes..............................80
      8.3   Guaranties......................................................82
      8.4   Debt............................................................82
      8.5   Liens...........................................................83
      8.6   Dividends.......................................................84
      8.7   Investments.....................................................84
      8.8   Accounts Receivable.............................................86
      8.9   Transactions with Affiliates....................................86
      8.10  Operations of Vishay Israel.....................................87
      8.11  Prohibition Against Certain Restrictions........................87
      8.12  Amendment of the BCc Acquisition Documents......................87
      8.13  Amendment of Subordinated Debt and Other Debt Documents and
            Permitted Securitizations.......................................87
      8.14  Payment or Prepayment of Other Debts............................88

9.    DEFAULTS..............................................................88
      9.1   Events of Default...............................................88
      9.2   Exercise of Remedies............................................91
      9.3   Rights Cumulative...............................................91
      9.4   Waiver by Company and Permitted Borrowers of Certain Laws;
            JURY WAIVER.....................................................91
      9.5   Waiver of Defaults..............................................92

10.   PAYMENTS, RECOVERIES AND COLLECTIONS..................................92
      10.1  Payment Procedure...............................................92
      10.2  Application of Proceeds.........................................94
      10.3  Pro-rata Recovery...............................................94
      10.4  Set Off.........................................................94

11.   CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS......................95
      11.1  Reimbursement of Prepayment Costs...............................95
      11.2  Eurocurrency Lending Office.....................................96
      11.3  Availability of Alternative Currency............................96

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      11.4  Refunding Advances in Same Currency.............................96
      11.5  Circumstances Affecting Eurocurrency-based Rate Availability....96
      11.6  Laws Affecting Eurocurrency-based Advance Availability..........97
      11.7  Increased Cost of Eurocurrency-based Advances...................97
      11.8  Indemnity.......................................................99
      11.9  Judgment Currency...............................................99
      11.10 Capital Adequacy and Other Increased Costs......................99
      11.11 Substitution of Lenders........................................100

12.   AGENTS...............................................................101
      12.1  Appointment of Agent...........................................101
      12.2  Deposit Account with Agent.....................................101
      12.3  Exculpatory Provisions.........................................101
      12.4  Successor Agent................................................102
      12.5  Loans by Agent.................................................102
      12.6  Credit Decisions...............................................102
      12.7  Notices by Agent...............................................102
      12.8  Agent's Fees...................................................103
      12.9  Nature of Agency...............................................103
      12.10 Authority of Agent to Enforce This Agreement...................103
      12.11 Indemnification................................................103
      12.12 Knowledge of Default...........................................104
      12.13 Agent's Authorization; Action by Lenders.......................104
      12.14 Enforcement Actions by the Agent...............................104
      12.15 Collateral Matters.............................................105
      12.16 Syndication Agent and Documentation Agents.....................105

13.   MISCELLANEOUS........................................................106
      13.1  Accounting Principles..........................................106
      13.2  Consent to Jurisdiction........................................106
      13.3  Law of Michigan................................................106
      13.4  Interest.......................................................106
      13.5  Closing Costs; Other Costs.....................................107
      13.6  Notices........................................................107
      13.7  Further Action.................................................108
      13.8  Successors and Assigns; Assignments and Participations.........108
      13.9  Indulgence.....................................................112
      13.10 Counterparts...................................................112
      13.11 Amendment and Waiver...........................................112
      13.12 Taxes and Fees.................................................113
      13.13 Confidentiality................................................113
      13.14 Withholding Taxes..............................................114
      13.15 ERISA Restrictions.............................................115
      13.16 Effective Date.................................................116
      13.17 Severability...................................................116
      13.18 Table of Contents and Headings; Construction of Certain
            Provisions.....................................................116
      13.19 Independence of Covenants......................................116

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      13.20 Reliance on and Survival of Various Provisions.................117
      13.21 Lien Release and Revival.......................................117
      13.22 Complete Agreement; Amendment and Restatements.................118



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SCHEDULES

      Schedule 1.1      -     Percentages and Allowances
      Schedule 1.4      -     Existing Letters of Credit
      Schedule 1.6      -     Permitted Borrower Sublimit
      Schedule 1.7            Syndication Agent Letters of Credit
      Schedule 4.1      -     Pricing Matrix
      Schedule 5.3      -     Jurisdictions to File Initial Financing Statements
      Schedule 5.6            Legal Opinions
      Schedule 6.6      -     Subsidiaries
      Schedule 6.6A     -     Significant Subsidiaries: Guarantors
      Schedule 6.13     -     Litigation - Company
      Schedule 6.14     -     Litigation - Other Parties
      Schedule 6.19           Environmental Matters
      Schedule 8.3      -     Guaranties of Indebtedness
      Schedule 8.4            Existing Debt
      Schedule 8.5      -     Existing Liens
      Schedule 8.7      -     Existing Investments
      Schedule 8.13           Subordinated Debt


EXHIBITS

FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE............................A-1
FORM OF REQUEST FOR SWING LINE ADVANCE..................................A-2
FORM OF REVOLVING CREDIT NOTE -- COMPANY................................B-1
FORM OF REVOLVING CREDIT NOTE -- PERMITTED BORROWERS....................B-2
FORM OF SWING LINE NOTE -- COMPANY......................................C-1
FORM OF SWING LINE NOTE -- PERMITTED BORROWERS..........................C-2
FORM OF COMPLIANCE CERTIFICATE..........................................D
FORM OF ASSIGNMENT AGREEMENT............................................E
FORM OF NOTICE OF LETTER OF CREDIT......................................F
FORM OF PERMITTED BORROWER ADDENDUM.....................................H
FORM OF SECURITY AGREEMENT..............................................I
FORM OF REAFFIRMATION OF LOAN DOCUMENTS.................................J
FORM OF REAFFIRMATION OF SECURITY AGREEMENT.............................K



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                      SECOND AMENDED AND RESTATED LONG TERM
                           REVOLVING CREDIT AGREEMENT
                           --------------------------


      THIS SECOND AMENDED AND RESTATED LONG TERM REVOLVING CREDIT AGREEMENT ("Agreement") is made as of the 31st day of July, 2003 by and among the Lenders (as defined below), Comerica Bank, as Co-Lead Arranger, Co-Book Running Manager and Administrative Agent for the Lenders (in its capacity as Administrative Agent, "Agent"), Fleet Securities, Inc., as Co-Lead Arranger, Co-Book Running Manager and Syndication Agent (in its capacity as Syndication Agent, "Syndication Agent"), Vishay Intertechnology, Inc., a Delaware corporation ("Company") and the Permitted Borrowers (as defined below and collectively with the Company, the "Borrowers") from time to time signatory hereto.


                                    RECITALS

      A. Company has requested that the Lenders amend, renew and/or extend to it and the Permitted Borrowers revolving credit and letters of credit as previously extended to Company and the Permitted Borrowers under that certain Amended and Restated Long Term Revolving Credit Agreement dated as of June 1, 1999, by and among Company, Agent and the Lenders, as amended (the "Prior Credit Agreement") on the terms and conditions set forth herein.

      B. The Lenders are prepared to extend such credit, as aforesaid, by amendment, restatement and renewal (but not in novation) of the Prior Credit Agreement, but only upon the terms and conditions set forth in this Agreement.

      NOW THEREFORE, COMPANY, PERMITTED BORROWERS, AGENT, AND THE LENDERS AGREE:

      1.    DEFINITIONS

      1.1   Certain Defined Terms.

      For the purposes of this Agreement the following terms will have the following meanings:

      "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company and/or any Permitted Borrower and/or any Significant Subsidiary which is not a Permitted Borrower hereunder jointly and severally with the Company) as named in an application to the Agent for the issuance of such Letter of Credit.

      "Additional Debt Issuance Date" shall mean the date upon which the Company issues the New Convertible Subordinated Debt.

      "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Lenders under
Section 2.1 of this Agreement, as the case may be, or requested by the Company or by a Permitted Borrower and made by the Swing Line Bank under Section 2.5 hereof (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 or 2.5(c) hereof) and any advance in respect of a Letter of Credit under Section
3.6 hereof (including without limitation the unreimbursed amount of any draws under Letters of Credit) and shall include, as applicable, a Eurocurrency-based Advance, a Quoted Rate Advance, a Prime-based Advance and a Swing Line Advance.

      "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agent" shall mean Comerica Bank, a Michigan banking corporation, acting as administrative agent hereunder or any successor administrative agent appointed in accordance with Section 12.4 hereof.

      "Agents" shall mean Agent and Syndication Agent.

      "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States); for Advances in other Alternative Currencies, at such bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Lenders.

      "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

      "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

      "Alternative Currency" shall mean each of the following currencies, as applicable hereunder: the Euro, Japanese Yen ("(Y)") and British Pounds Sterling ("Sterling") and, subject to availability and to the terms and conditions of this Agreement, such other freely convertible foreign currencies, as requested by the Company or the Permitted Borrowers and acceptable to Agent and the Lenders, in their reasonable discretion.

      "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

      "Applicable Interest Rate" shall mean the Eurocurrency-based Rate, the Prime-based Rate or, with respect to Swing Line Advances, the Quoted Rate, as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement.

      "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

      "Arrangers' Fee" shall mean those certain fees payable to the Agents in the amount set forth in the Fee Letter or such other fee letter as may be in effect from time to time.

      "Assignment Agreement" shall have the meaning ascribed to such term in
Section 13.8(c) hereof.

      "Authorized Officer" shall mean the Chairman, any Vice Chairman, President, Treasurer, CFO, or the Corporate Controller of the Company or any applicable Subsidiary, as the case may be, or any person otherwise designated by the Company or such Subsidiary, as the case may be, as having the authority to act for the Company or such Subsidiary in the particular instance.

      "BCc Acquisition" shall mean the acquisition by the Company, directly or through its subsidiaries, of BCcomponents and its subsidiaries (and related property and interests) pursuant, subject to the terms hereof, to the BCc Acquisition Documents.

      "BCc Acquisition Documents" shall mean the BCc Share Purchase Agreement, together with all other related documents and instruments (including conveyances) executed and delivered in connection with the BCc Acquisition, as amended (subject to the terms hereof) from time to time.

      "BCcomponents" shall mean BCcomponents Holdings B.V., a Dutch private limited liability company.

      "BCc Replacement Financing" shall mean the debt issued by the Company to refinance the mezzanine debt issued by BCcomponents prior to the BCc Acquisition.

      "BCc Share Purchase Agreement" shall mean that certain Share Sale and Purchase Agreement dated November 10, 2002 by and among the BCc Shareholders, the Foundation, BCcomponents International BV (each such term being defined therein), the Company and Vishay Europe, as amended (subject to the terms hereof) from time to time.

      "Borrowers" is defined in the preamble.

      "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York, and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency-based Advance denominated in Euros, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Advance are to be made which is a Trans-European Business Day.

      "Call Notices" shall have the meaning specified in Section 7.21 hereof.

      "Capital Expenditures" shall mean, without duplication, any amounts paid or accrued for a period in respect of any purchase or other acquisition for value of fixed or capital assets net of the cash proceeds of any grant received during such period by the Company or any of its Subsidiaries from the government of Israel (or any agency or political subdivision thereof) under the Israeli Capital Investment Act, up to the aggregate amount of capital additions in Israel during such period; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

      "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Lenders is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.

      "Collateral Documents" shall mean the Security Agreements and the Pledge Agreements, in each case as may be amended or otherwise modified from time to time.

      "Company" is defined in the Preamble.

      "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP, applied on a consistent basis and consistent with the financial statements, if any, as at and for the fiscal year ended December 31, 2002.

      "Consolidated EBITDA" shall mean the EBITDA of the Company and its Subsidiaries on a Consolidated basis.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

      "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, substantially in the form attached hereto as Exhibit D, as such exhibit may be amended or otherwise modified from time to time by the Required Lenders, and certified by the chief financial officer of the Company pursuant to Section 7.3(c), hereof, for the purpose of monitoring the Company's and each Permitted Borrower's compliance herewith and to notify the Lenders of the acquisition or creation of new Subsidiaries.

      "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance or Letter of Credit made, issued or carried in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date. Alternative

Currency equivalents of Advances in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

      "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities on a balance sheet and/or in accompanying footnotes in accordance with GAAP.

      "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

      "Dollar Amount" shall mean (i) with respect to each Advance or Letter of Credit made, issued or carried (or to be made, issued or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance or Letter of Credit made, issued or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days before such Advance or Letter of Credit is made or issued (or to be made or issued), as such Dollar Amount may be adjusted from time to time pursuant to
Section 2.11 hereof. When used with respect to any Alternative Currency portion of an Advance or Letter of Credit being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances made, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

      "Dollars" and the sign "$" shall mean lawful money of the United States of America.

      "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

      "Domestic Guaranty" shall mean that certain Amended and Restated Domestic Guaranty delivered to Agent covering all Indebtedness outstanding from the Company and the Permitted Borrowers executed and delivered as of the date hereof (or to be executed and delivered by joinder) by the Company and each of the Significant Domestic Subsidiaries, as amended or otherwise modified from time to time.

      "Domestic Permitted Borrower" shall mean any Permitted Borrower which is not a Foreign Permitted Borrower.

      "Domestic Subsidiary" shall mean any Subsidiary of the Company incorporated or organized under the laws of the United States of America, or any state or other political subdivision thereof or which is considered to be a "disregarded entity" for purposes of Section 956 of the Internal Revenue Code, in each case provided such Subsidiary is owned by the Company or a Domestic Subsidiary; and "Domestic Subsidiaries" shall mean any or all of them.

      "EBITDA" shall mean, of any Person, for any period, the Net Income of such Person for such period adjusted (A) to include, if applicable, the Net Income of any Person accrued during such period but prior to the date it became a Subsidiary of the Company or was merged into or consolidated with the Company (based on financial information reasonably satisfactory to the Agent), and (B) to exclude, without duplication, the following items of income or expense to the extent that such items are included in the calculation of such Net Income: (a) Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss from or attributable to minority interests and (j) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to such Person or any Subsidiary of such Person by the entity accounted for by the equity method of accounting).

      "Effective Date" shall mean August 5, 2003, or such later date (but not later than September 30, 2003) on which all of the conditions precedent set forth in Sections 5.1 through 5.10 hereof have been satisfied, as confirmed in writing by the Agent.

      "EMU" shall mean Economic and Monetary Union as contemplated in the Treaty on European Union.

      "EMU Legislation" shall mean legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

      "Environmental Auditors" shall mean, when selected or retained by the Company or the Agents, as the case may be hereunder, such counsel, engineering or testing firms or other experienced, reputable environmental consultants reasonably acceptable to the Required Lenders.

      "Equity Offering" shall mean the issuance and sale for cash, on or after the date hereof, by Company or any of its Subsidiaries of additional capital stock or other equity interests.

      "Equity Offering Adjustment" shall mean that amount to be added to the minimum Tangible Net Worth required to be maintained under Section 7.4 hereof consisting of an amount equal to seventy-five percent (75%) of each Equity Offering conducted by the Company or any of its Subsidiaries, net of costs of issuance, on and after July 1, 2003, on a cumulative basis; provided, however, that in the case of each Equity Offering by a Subsidiary, the amount of the Equity Offering Adjustment shall not exceed 75% of the amount, if any, by which such Equity Offering increases Tangible Net Worth.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code.

      "Euro" or "Euro Unit" shall mean the currency unit of the Euro as defined in the EMU Legislation.

      "Eurocurrency Rate" shall mean with respect to each Eurocurrency-based Advance carried in any Alternative Currency (and each Eurocurrency-Interest Period pertaining thereto) the per annum interest rate determined by the Agent (or, in case of Swing Line Advances, the Swing Line Bank) to be the offered rate for deposits in such currency with a term comparable to such Interest Period that appears on the applicable Telerate Page or the applicable British Bankers' Association rate as reported by any generally recognized financial information service, in each case as reported at approximately 11:00 a.m., London time, two Business Days (or, in the case of a Eurocurrency-based Advance in Euros, on such other date as is customary in the relevant offshore interbank market) prior to the beginning of such Interest Period; provided, however, that if at any time for any reason such offered rate for any such currency does not appear on a Telerate Page or is not reported by any generally recognized financial information service, "Eurocurrency Rate" shall mean, with respect to each such Advance denominated in such currency, the per annum interest rate at which deposits in the relevant currency are offered to Agent's Eurocurrency Lending Office (or, in the case of Swing Line Advances, the Swing Line Bank's Eurocurrency Lending Office) by other prime banks in the relevant offshore interbank market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period.

      "Eurocurrency-based Advance" shall mean any Advance (including a Swing Line Advance) which bears interest at the Eurocurrency-based Rate.

      "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of the Applicable Margin (subject, if applicable, to adjustment under Section 4.1 hereof), plus the quotient of:

                (A) (a) in the case of Eurocurrency-based Advances carried in Dollars, the Eurodollar Rate, or

                      (b) in the case of Eurocurrency-based Advances carried in an Alternative Currency, the Eurocurrency Rate,

                divided by

                (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, all as conclusively determined by the Agent (absent manifest error), such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/100th of 1%.

      "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances carried at the Eurocurrency-based Rate, an interest period of fourteen (14) days or one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line Bank) and (b) for all other Eurocurrency-based Advances, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Lenders) as selected by Company or such Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to
Section 2.3 or 2.5 hereof, as the case may be.

      "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company, the Permitted Borrowers and the Lenders and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Lender as it may hereafter designate as its Eurocurrency Lending Office by written notice to Company and Agent.

      "Eurodollar Rate" shall mean with respect to each Eurocurrency-based Advance carried in Dollars (and each Eurocurrency-Interest Period pertaining thereto) the per annum interest rate at which deposits in dollars are offered to Agent's Eurocurrency Lending Office (or, in the case of Swing Line Advances, the Swing Line Bank's Eurocurrency Lending Office) by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency-Interest Period.

      "Event of Default" shall mean any of the events specified in Section 9.1 hereof.

      "Existing Letter of Credit" shall mean each letter of credit issued under the Prior Credit Agreement, if any, which is outstanding on the Effective Date, as set forth on Schedule 1.4 hereto.

      "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter" shall mean the fee letter dated July 1, 2003 between the Company and the Agent hereunder, as amended from time to time.

      "Fees" shall mean the Agent's Fees, the Revolving Credit Facility Fee, the Letter of Credit Fees, the Arrangers' Fee, and the other fees and charges payable hereunder.

      "Fixed Charge Coverage Ratio" shall mean, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, a ratio, (i) the numerator of which shall be equal to Consolidated EBITDA for the preceding four fiscal quarters ending on the date of determination, minus Capital Expenditures during such period and (ii) the denominator of which shall be the Interest Expense of the Company and its Consolidated Subsidiaries for such period, in each case determined in accordance with GAAP.

      "Foreign Guaranty" shall mean that certain Foreign Guaranty dated March 2, 1998 covering all Indebtedness of the Foreign Permitted Borrowers hereunder (but expressly excluding any Hedging Obligations) previously executed and delivered (or to be executed and delivered by joinder) by the Significant Foreign Subsidiaries as amended or otherwise modified from time to time.

      "Foreign Permitted Borrower" shall mean any Permitted Borrower hereunder which is a Foreign Subsidiary.

      "Foreign Subsidiary" shall mean any of the Company's Subsidiaries, other than a Domestic Subsidiary; and "Foreign Subsidiaries" shall mean any or all of them.

      "FPB Advance Notice" shall mean notice from the Company or the applicable Foreign Permitted Borrower that such Foreign Permitted Borrower intends to submit a Request for Advance (or for the issuance of a Letter of Credit) under this Agreement.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

      "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

      "Granting Lender" shall mean a Lender which elects to grant to an SPFV the option to fund all or any part of any Advance that such Lender would otherwise be obligated to fund pursuant to this Agreement, in each case in accordance with
Section 13.8(c) hereof; provided, however, that notwithstanding the funding by an SPFV of an Advance (or a portion thereof) hereunder, the Granting Lender shall retain all of its rights and obligations under this Agreement with respect to such Advance or otherwise.

      "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, guaranty agreement, keepwell agreement, purchase agreement, counterindemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company or Subsidiary, as applicable, in good faith.

      "Guaranties" shall mean the Domestic Guaranty and the Foreign Guaranty, and "Guaranty" shall mean any or all of them.

      "Guarantor(s)" shall mean each Significant Subsidiary which is required by the Lenders to guarantee the obligations of the Company and/or the Permitted Borrowers hereunder and under the other Loan Documents.

      "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

      "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to Hazardous Material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

      "Hedging Obligation(s)" shall mean Interest Rate Protection Agreements and any foreign currency exchange agreements (including without limitation foreign currency hedges and swaps) or other foreign exchange transactions, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender to manage existing or anticipated foreign exchange risk and not for speculative purposes.

      "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

      "Indebtedness" shall mean all indebtedness and liabilities whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Lenders (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, any of the Permitted Borrowers or any of the Subsidiaries to, or acquired by, the Lenders (or any of them) or by Agent, and all net obligations with respect to Hedging Obligations entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender, any Special Letters of Credit, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing. For the purposes of Section 9.2(b), "Indebtedness" shall exclude any Hedging Obligations.

      "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company or any Subsidiary to the Company or any Subsidiary, provided that each such loan or advance to the Company or to a Subsidiary that is an obligor on the Indebtedness shall be subordinated in right of payment and priority to the Indebtedness of the Company or such Subsidiary, as applicable, on terms and conditions satisfactory to Agent and the Required Lenders.

      "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by the Company or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in the Company or any Subsidiary.

      "Intercompany Notes" shall mean the promissory notes issued or to be issued by any Subsidiary to Company or to any Significant Domestic Subsidiary to evidence an Intercompany Loan.

      "Interest Expense" shall mean, for any Person and with respect to any period, the sum of the amount of interest paid or accrued in respect of such period, determined in accordance with GAAP.

      "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 hereof, as the case may be, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line Bank); provided, however that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the Revolving Credit Maturity Date.

      "Interest Rate Protection Agreement(s)" shall mean any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes.

      "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

      "Investment" shall mean any loan or advance by Company or any of its Subsidiaries to, or any other loan, advance or investment by Company or any of its Subsidiaries in, any Person (including without limitation, the Company or any Subsidiary), without offset, reduction or other adjustment, whether such loan, advance or investment shall be in the nature of an investment in shares of stock or other capital or securities, general or limited partnership, limited liability company or joint venture interests, evidences of indebtedness or otherwise.

      "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48275 or such other office as Agent shall designate in writing as its Issuing Office.

      "Joinder Agreement" shall mean a joinder agreement in the form attached as Exhibit A to the form of the Domestic Guaranty or to the form of the Foreign Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.16 of this Agreement.

      "Joint Venture" shall mean any corporation, partnership, association, joint stock company, limited liability company, partnership, business trust or other combined enterprise, other than a Subsidiary, in which (or to which) the Company or any of its Subsidiaries has made a loan, investment or advance or has an ownership stake or interest, whether in the nature of Share Capital or otherwise (but expressly excluding Permitted Investments) to fund a business enterprise.

      "Lender(s)" shall mean each of the Lenders signatory to this Agreement and any assignee which becomes a Lender pursuant to Section 13.8(c) hereof, and shall include, as applicable, the Swing Line Bank.

      "Letter(s) of Credit" shall mean any standby letters of credit issued by Agent at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof, including without limitation any Existing Letters of Credit.

      "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

      "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Lenders in connection with Letters of Credit pursuant to Section
3.4 hereof.

      "Letter of Credit Maximum Amount" shall mean, as of any date of determination, the lesser of: (a) One Hundred Million Dollars ($100,000,000) and
(b) the Revolving Credit Aggregate Commitment as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit and under the Swing Line, minus, in each case the Letter of Credit Reserve in effect on such date.

      "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party or Account Parties under this Agreement and each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

      "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

      "Letter of Credit Reserve" shall mean Five Million Dollars ($5,000,000), as decreased by the Company with the Agent's approval.

      "Leverage Ratio" shall mean, as of any date of determination, with respect to the Company and its Consolidated Subsidiaries, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters then ending.

      "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract.

      "Loan Documents" shall mean collectively, this Agreement, the Letter of Credit Agreements, the Guaranties, the Collateral Documents, Hedging Obligations entered into between Company and/or any of its Subsidiaries and a Lender or an Affiliate of a Lender, and any other documents, instruments or agreements executed pursuant to or in connection with any such document, the Indebtedness or this Agreement as such documents may be amended or otherwise modified from time to time. For the purposes of Section 13.11, "Loan Documents" shall exclude any Hedging Obligations.

      "LYONs" shall mean the Liquid Yield Option Notes (LYONs)TM issued under and pursuant to that certain Indenture dated as of June 4, 2001 between The Bank of New York, as trustee, and the Company, as issuer.

      "LYONs Reserve" shall mean zero, until the Additional Debt Issuance Date, whereupon the LYONs Reserve shall mean One Hundred Sixty Million Dollars ($160,000,000), such reserve being reduced from time to time (but not below zero) by twice the accreted amount of the LYONs that the Company prepays, purchases, redeems or defeases from and after the Agent's consent to the issuance of the New Convertible Subordinated Debt dated July 29, 2003 issued under the Prior Credit Agreement, or that is converted into shares of the Company's common stock, any such reductions of the LYONs Reserve becoming effective on the date the Agent receives written evidence, satisfactory in form and substance to the Agent, of such prepayment, purchase, redemption, defeasance or conversion of the LYONs.

      "Moody's" means Moody's Investors Service, Inc., its successors and assigns, and, if such organization shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent.

      "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

      "National Currency Unit" shall mean a fraction or multiple of one Euro Unit expressed in units of the former national currency of a Participating Member State.

      "Net Income" shall mean the net income (or loss) of a Person for any period determined in accordance with GAAP.

      "Net Income Adjustment" shall mean that amount to be added to the minimum Tangible Net Worth required to be maintained under Section 7.4 hereof consisting of fifty percent (50%) of Company's Consolidated Net Income for each of the Company's fiscal quarters ending on or after September 30, 2003 (in each case, only if a positive number), on a cumulative basis.

      "New Convertible Subordinated Debt" means that certain new convertible subordinated Debt of the Company in the amount of up to $500,000,000 to be issued by the Company under an Indenture to be dated as of August 6, 2003 between the Company and Wachovia Bank, National Association, as Trustee on substantially the terms and conditions contained in the Company's Offering Memorandum relating to such debt dated July 31, 2003 (as determined in the reasonable discretion of the Agent and confirmed by the Agent to the Company).

      "Notes" shall mean the Revolving Credit Notes or the Swing Line Notes, or any or all of the Revolving Credit Notes and the Swing Line Notes as the context indicates, and in the absence of such indication, all such notes.

      "Participating Member State" shall mean such country so described in any EMU Legislation.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

      "PDD Restructuring" shall mean that certain reorganization and restructuring of the Company's power diodes division, to the extent consummated on substantially the terms described in documentation delivered by the Company to the Agent on July 30, 2003.

      "Pension Plan" shall mean each employee pension benefit plan, as defined in Section 3(2) of ERISA, of the Company or an ERISA Affiliate but only to the extent such Pension Plan is subject to ERISA, as provided in Section 4 of ERISA, and is subject to Section 412 of the Internal Revenue Code and Section 302 of ERISA other than a Multiemployer Plan.

      "Percentage" shall mean, with respect to any Lender, its percentage share, as set forth on Schedule 1.1 hereto, of the Letters of Credit or the Revolving Credit, as the context indicates, as such Schedule may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

      "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person, conducted while no Default or Event of Default has occurred and is continuing hereunder (both before and after giving effect thereto) in accordance with the following requirements:

      (a) Such acquisition is of a business or Person primarily engaged in a line of business in which the Company or any Subsidiary is permitted to engage under Section 8.1(b) hereof;

      (b) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall have approved such transaction or recommended that such transaction be approved;

      (c) in the event that the value of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, but excluding the value of any common shares transferred as a part of such acquisition, shall be

            (i) greater than or equal to Fifty Million Dollars ($50,000,000), determined as of the date of such acquisition, then not less than fifteen (15) nor more than ninety (90) days prior to the date each such proposed acquisition is scheduled to be consummated, the Company provides written notice thereof to Agent, accompanied by (A) the term sheet, purchase agreement and, when available, drafts of all material documents pertaining to such proposed acquisition, (B) historical financial information (including, but not limited to, income statements, balance sheets and cash flows) covering either the three most recent complete fiscal years of the acquisition target prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter, and the quarterly financial statements of the acquisition target for the most recent eight consecutive fiscal quarters (provided however that, if the financial information referred to in this subparagraph (B) is not available, Company shall furnish Agent with financial information otherwise reasonably satisfactory to the Required Lenders) and (C) Pro Forma Projected Financial Information, or

            (ii) less than Fifty Million Dollars ($50,000,000) but greater than or equal to Ten Million Dollars ($10,000,000), then not less than ten (10) Business Days after date each such proposed acquisition has been consummated, the Company provides written notice thereof to Agent (with certified copies of all material documents pertaining to such acquisition);

whereupon Agent shall promptly upon its receipt thereof distribute copies of all notices and other materials received from Company under this clause (c) to each Lender; and

      (d) within thirty (30) days after any such acquisition has been completed, the Company, its Subsidiaries and any of the other business entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, any Loan Documents required under Section 7.16 hereof.

      "Permitted Borrower Addendum" shall mean an addendum substantially in the form attached hereto as Exhibit H, to be executed and delivered by each Permitted Borrower which becomes a party to this Agreement after the date hereof, as such Exhibit may be amended from time to time.

      "Permitted Borrower Sublimit" shall mean the maximum aggregate amount of Advances and Letters of Credit (including Letter of Credit Obligations) available at any time to each of the Permitted Borrowers hereunder, as set forth on Schedule 1.6 hereof.

      "Permitted Borrower(s)" shall mean Vishay Europe and Vishay Electronic, together with each of Vishay Asia and Siliconix (but solely upon each of Vishay Asia's and Siliconix's compliance with the requirements set forth in Section 2.1 hereof), and any 100% Subsidiary which, after the Effective Date and with the prior written approval of the Lenders, becomes a party hereto pursuant to the requirements of Section 2.1 hereof.

      "Permitted Company Encumbrances" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Company identified in Schedule 8.5, hereto.

      "Permitted Currencies" shall mean Dollars or any Alternative Currency.

      "Permitted Encumbrances" shall mean, with respect to any Person:

      (e) liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

      (b) mechanics', materialmen's, bankers', carriers', warehousemen's and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

      (c) liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest
            (i) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (ii) such provision for the payment of such liens has been made on the books of such Person as may be required by GAAP;

      (d) (i) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of such Person as may be required by GAAP; and

      (e) any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate do not materially adversely affect the present or future use of the property to which they relate, which would have a material adverse effect on the sale or lease of such property, or which would render title thereto unmarketable.

      "Permitted Encumbrances of the Subsidiaries" shall mean, in addition to Permitted Encumbrances, those liens and encumbrances of the Subsidiaries identified in Schedule 8.5, hereto.

      "Permitted Investments" shall mean:

      (a)   Governmental Obligations;

      (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are rated in any of the highest 3 major rating categories as determined by at least one nationally recognized Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which itself or its debt is rated in the highest 3 major rating categories as determined by at least one Rating Agency;

      (c) Banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $500,000,000;

      (d) commercial paper with a minimum rating of "A-1" (or better) by S&P or "P-1" (or better) by Moody's, full faith and credit direct obligations of the United States of America or, with respect to the Foreign Subsidiaries, of the central government of the applicable jurisdiction, or any agency thereof, certificates of deposit, and other short term investments (each of a duration of one year or less), maintained by the Company or any of its Subsidiaries consistent with the present investment practices of such parties (as classified in the current financial statements of such parties);

      (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced and repurchase agreements entered into with counterparties having ratings in either of the highest two rating categories by Moody's or S&P, or the highest rating category by Fitch Investor Services, Duff & Phelps or Thompson Bank Watch and providing for underlying securities to be held by a third party;

      (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above; and

      (g) other short term investments (excluding investments in Subsidiaries, Affiliates or Joint Ventures) made or maintained by any Foreign Subsidiary outside of the United States of America in the ordinary course of its business, consistent with the present investment practices of the Company and its Subsidiaries as of the date hereof (generally, and as to the individual and aggregate amounts and other terms thereof).

      "Permitted Securitization" shall mean the transfer or encumbrance of certain foreign accounts receivable by any of the Foreign Subsidiaries to a Special Purpose Subsidiary conducted in accordance with the following requirements:

      (a) The disposition of foreign accounts receivable will not result in the aggregate principal amount of Debt at any time issued and outstanding in respect of Permitted Securitizations being in excess of Two Hundred Million Dollars ($200,000,000) in aggregate while the Indebtedness remains outstanding;

      (b) The Foreign Subsidiary disposing of foreign accounts receivable to a Special Purpose Subsidiary pursuant to such Permitted Securitization shall itself actually receive (substantially contemporaneously with such disposition) cash in connection with any such Securitization Transaction in an amount based on normal and customary advance rates (and taking into account typical deductions for market-based, arms-length Securitization Transactions);

      (c) Each such disposition shall be without recourse to the Company or its Domestic Subsidiaries and otherwise on normal and customary terms and conditions for comparable asset-based Securitization Transactions;

      (d) Each such Securitization Transaction shall be structured on the basis of the issuance of non-recourse (to the Company or its Domestic Subsidiaries) Debt or other similar securities by a Special Purpose Subsidiary;

      (e) Both immediately before and immediately after each such disposition, no Default or Event of Default (whether or not related to such disposition) shall have occurred and be continuing; and

      (f) Immediately prior to and immediately after conducting each such Securitization Transaction, Company must have on its rated Senior Debt a BB+ or better rating from S&P and a Ba1 rating or better from Moody's.

      "Permitted Transfer" shall mean (i) any disposition of inventory or worn out or obsolete machinery, equipment or other such personal property in the ordinary course of business, (ii) the transfer by Company or its Subsidiaries to Vishay Israel or its wholly-owned direct subsidiaries existing under the laws of Israel of machinery and equipment in an aggregate amount (valued on the basis of the book value of such property on the date of transfer thereof) of up to Fifty Million Dollars ($50,000,000) from and after the Effective Date (provided that no Default or Event of Default has occurred and is continuing at the time of any such transfer), and (iii) any transfers of intangible assets and share capital pursuant to the PDD Restructuring (substantially as described in the materials previously delivered to the Agent), provided that the Company comply with the delivery of any required Collateral Documents under Section 7.16 hereof, following such transfers.

      "Permitted Transferee" shall mean a "Permitted Transferee" as defined in the Company's current Certificate of Incorporation, and any subsequent amendment of the definition of such term approved by the Required Lenders.

      "Person" shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

      "Pledge Agreement(s)" shall mean the various stock pledge agreements, including any nantissements, notarial deeds, pledges of financial instrument accounts, or other local law pledges (and any of them) previously executed and delivered, executed and delivered as of the Effective Date or to be executed or delivered pursuant to Sections 7.16 and/or 7.18 hereof all, in favor of the Agent, for and on behalf of the Lenders under this Agreement and, except with respect to those Pledge Agreements executed by or covering the share capital of a Significant Foreign Subsidiary, on behalf of any Lenders or their Affiliates (or any of them) under any Hedging Obligations, in each case as amended or otherwise modified from time to time.

      "Prime Rate" shall mean the per annum interest rate established by Agent, or in the case of Swing Line Advances carried at the Prime-based Rate, by the Swing Line Bank, as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent or the Swing Line Bank at any such time.

      "Prime-based Advance" shall mean an Advance (including a Swing Line Advance) which bears interest at the Prime-based Rate.

      "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

      "Prior Credit Agreement" is defined in the Preamble.

      "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by an Authorized Officer of the Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition and, pro forma combined projected financial information for the Company and its Consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected opening balance sheets and covenant calculations as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding three (3) fiscal years of Company following the acquisition and projected statements of income, balance sheets and cash flow statements for each of those years based on historical financial information prepared in accordance with GAAP, including sufficient detail to permit calculation of the amounts and the financial covenants described in Sections 7.4 through 7.6 hereof and evidencing projected compliance therewith, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described and (ii) a statement in reasonable detail specifying all material assumptions underlying the projections.

      "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code.

      "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

      "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

      "Rating Agency" shall mean Fitch Investor Services, Inc., S&P, or Moody's, or any of their respective successors, or any other nationally recognized rating agency, and "Rating Agencies" shall be the collective reference to any or all of the foregoing.

      "Reaffirmation(s) of Certain Loan Documents" shall mean the Reaffirmation(s) of Certain Loan Documents, executed and delivered pursuant to
Section 5.3 by the Company, the Permitted Borrowers and certain Significant Subsidiaries, substantially in the form of Exhibit J attached hereto.

      "Refunded Swing Line Advance" is defined in Section 2.5(e) hereof.

      "Register" is defined in Section 13.8(f) hereof.

      "Remaining Siliconix Acquisition" shall mean the purchase or other acquisition by Company or any of its Domestic Subsidiaries of all or any portion of the shares of stock of Siliconix.

      "Reportable Event" shall mean a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

      "Request for Advance" shall mean a Request for Revolving Credit Advance or a Request for Swing Line Advance, or either of them, as the context may indicate or otherwise require.

      "Request for Revolving Credit Advance" shall mean a request for Revolving Credit Advance issued by the Company or by a Permitted Borrower and countersigned by the Company under Section 2.3(c) hereof, as the case may be, in the form attached annexed hereto as Exhibit A-1, as such form may be amended or otherwise modified from time to time.

      "Request for Swing Line Advance" shall mean a request for Swing Line Advance issued by the Company or by a Permitted Borrower and countersigned by the Company under Section 2.5(c) hereof, in the form attached annexed hereto as Exhibit A-2, as such form may be amended or otherwise modified from time to time.

      "Required Lenders" shall mean at any time Lenders holding 51% of the aggregate principal amount of the Indebtedness then outstanding hereunder (provided that, for purposes of determining Required Lenders hereunder, Indebtedness outstanding under the Swing Line shall be allocated among the Lenders based on their respective Percentages of the Revolving Credit) or, if no Indebtedness is then outstanding, Lenders holding 51% of the Percentages.

      "Revolving Credit" shall mean the revolving credit loans to be advanced to the Company or a Permitted Borrower by the Lenders pursuant to Section 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

      "Revolving Credit Aggregate Commitment" shall mean Four Hundred Million Dollars ($400,000,000) less the LYONs Reserve, and subject to any reduction or termination of the Revolving Credit Aggregate Commitment under Section 2.15 or
9.2 hereof.

      "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Lenders pursuant to Section 2.13, hereof.

      "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) May 1, 2007, as such date may be extended from time to time pursuant to Section
2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.15 or 9.2 hereof.

      "Revolving Credit Notes" shall mean the revolving credit notes which may be issued by Company or a Permitted Borrower at the request of a Lender pursuant to Section 2.2(e) hereof in the form annexed to this Agreement as Exhibit B-1 or Exhibit B-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

      "Securitization Transaction(s)" shall mean a transfer of, or grant of a Lien on, foreign accounts receivable by any Foreign Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of Debt or of any securities secured directly or indirectly by interests in, or of trust or a comparable certificates or other securities directly or indirectly evidencing interests in, such foreign accounts receivable.

      "Security Agreement(s)" shall mean the security agreements executed and delivered by the Company and each Significant Domestic Subsidiary and any security agreements executed by certain Significant Foreign Subsidiaries incorporated under the laws of the United States of America, or a state, territory, possession or other political subdivision thereof after Agent's receipt of a FPB Advance Notice pursuant to the requirements of Section 7.16 hereof (whether by execution thereof or by execution of a joinder agreement attached to the form of such security agreement) in favor of the Agent substantially in the form of the security agreements previously delivered under this Agreement, as amended or otherwise modified from time to time.

      "Senior Debt" shall mean, with respect to the Company and its Consolidated Subsidiaries, Total Debt, excluding Subordinated Debt.

      "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation or other business entity, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

      "Significant Domestic Subsidiary(ies)" shall mean, on the Effective Date, the domestic Permitted Borrowers, those Domestic Subsidiaries identified as Significant Domestic Subsidiaries on Schedule 6.6A hereto and thereafter shall mean the Significant Domestic Subsidiaries as of the Effective Date and all other Domestic Subsidiaries, whether existing as of the Effective Date or created or acquired by the Company thereafter, except any Subsidiary:

      (a) the total assets of which, on an individual basis, on any date of determination, are less than $5,000,000; and

      (b) which has, as of the most recent fiscal quarter then ending, for the four preceding fiscal quarters, an EBITDA of less than $1,000,000;

provided however that, notwithstanding the foregoing, neither Siliconix nor any of its Subsidiaries shall be considered a Significant Domestic Subsidiary hereunder unless and until Siliconix becomes a 100% Subsidiary or until Siliconix complies with Section 2.1 and/or Section 7.16 hereof.

      "Significant Foreign Subsidiary(ies)" shall mean, on the Effective Date, the foreign Permitted Borrowers, those Foreign Subsidiaries which have executed and delivered a Foreign Guaranty on or prior to the Effective Date, as identified on Schedule 6.6A hereto, and thereafter shall mean the Significant Foreign Subsidiaries as of the Effective Date and all other Foreign Subsidiaries, whether existing as of the Effective Date or created or acquired by the Company thereafter, except any Subsidiary:

      (a) the total assets of which, on an individual basis, on any date of determination, are, excluding goodwill, less than $30,000,000; and

      (b) which has, as of the most recent fiscal quarter then ending, for the four preceding fiscal quarters, an EBITDA of less than $2,500,000;

provided however that, notwithstanding the foregoing, neither Vishay Israel nor any of its Subsidiaries organized under the laws of Israel shall be considered a Significant Foreign Subsidiary hereunder and no Subsidiary of Siliconix shall be a Significant Foreign Subsidiary unless and until Siliconix becomes a Significant Domestic Subsidiary.

      "Significant Subsidiary(ies)" shall mean the Significant Domestic Subsidiaries and the Significant Foreign Subsidiaries.

      "Siliconix" shall mean Siliconix Incorporated, a Delaware corporation.

      "SPFV" shall mean a special purpose funding vehicle utilized by a Granting Lender pursuant to Section 13.8 hereof to fund all or any part of any Advance that such Lender would otherwise be obligated to fund under this Agreement.

      "Special Letters of Credit" shall mean letters of credit issued by Agent (or, with respect to the letter of credit issued by Syndication Agent, or its affiliates, described on Schedule 1.7 hereto, and any extensions or renewals thereof) as an administrative convenience for the account of the Company or its Subsidiaries on its own behalf and not on behalf (by risk participation or otherwise) of the other Lenders, in an aggregate amount at any time outstanding not to exceed the Letter of Credit Reserve in effect at such time, each such letter of credit being in an undrawn amount of less than $750,000.

      "Special Purpose Subsidiary" shall mean any wholly-owned direct or indirect Subsidiary of the Company established for the sole purpose of conducting a Permitted Securitization and otherwise established and operated in accordance with customary industry practices.

      "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., its successors and assigns, and, if such organization shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Agent.

      "Stockholder's Equity" shall mean (i) legal capital consisting of common or preferred stock, (ii) paid-in capital to the extent of the excess over par or stated value paid for capital stock and that created by a corporate readjustment and (iii) retained earnings consisting of cumulative Net Income reduced by dividends declared or paid.

      "Subordinated Debt" shall mean all Debt of the Company and its Subsidiaries which has been subordinated in right of payment and priority to the Indebtedness, in each case on terms and conditions reasonably satisfactory to the Agent and the Required Lenders, including, without limitation, the Subordinated Debt existing on the Effective Date and identified (as such) on
Schedule 8.13 hereto.

      "Subsidiary(ies)" shall mean any corporation, association, joint stock company, limited liability company, partnership or business trust of which more than fifty percent (50%) of the outstanding voting stock or other ownership interests is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by Company and/or its Subsidiaries. "100% Subsidiary(ies)" shall mean any of the Company's Subsidiaries whose stock (other than directors' or qualifying shares to the extent required under applicable law) or other ownership interests is owned 100% by any other 100% Subsidiary and/or the Company, and shall also include Vishay Israel.

      "Swing Line" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof) not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

      "Swing Line Advance" shall mean an Advance made by Swing Line Bank to Company or a Permitted Borrower pursuant to Section 2.5 hereof.

      "Swing Line Bank" shall mean Comerica Bank, and its successors and assigns.

      "Swing Line Maximum Amount" shall mean Forty Million Dollars
($40,000,000).

      "Swing Line Notes" shall mean the swing line notes which may be issued by Company or a Permitted Borrower at the request of Swing Line Bank pursuant to
Section 2.5(a) hereof in the form annexed hereto as Exhibit C-1 or C?2, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

      "Syndication Agent" shall mean Fleet Securities, Inc., or its permitted successors and/or assigns.

      "Tangible Net Worth" shall mean, as of any date of determination, the total common shareholders' equity of the Company and its Subsidiaries on a Consolidated basis, together with the amount, if any, of preferred stock which is classified as part of shareholders' equity, as reflected on the most recent regularly prepared quarterly balance sheet of the Company and such Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, minus the book amount of intangible assets including, without limitation, such items as goodwill, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expense, as of such date determined in accordance with GAAP, but excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87.

      "Total Debt" shall mean, with respect to the Company and its Consolidated Subsidiaries, as of any date of determination, the sum, without duplication, of
(a) the aggregate outstanding principal amounts of (i) Advances of the Revolving Credit and Swing Line outstanding as of such date and any Letter of Credit Obligations outstanding as of such date, (ii) all other Debt of the Company and its Subsidiaries as of such date for borrowed money or which is evidenced by debentures, notes or other similar instruments, (iii) all other obligations of the Company and its Subsidiaries as of such date to reimburse the issuers of letters of credit issued for their account for each payment made by such issuers under such letters of credit (iv) all capitalized lease obligations of the Company and its Subsidiaries as of such date (v) all obligations of Company and its Subsidiaries under conditional sale or other title retention agreements relating to property or assets purchased and (vi) any Debt or off balance sheet obligations issued pursuant to a Securitization Transaction (whether by a Special Purpose Subsidiary or otherwise), all determined on a Consolidated basis.

      "Trans-European Business Day" shall mean a day when the Trans-European Settlement System is open for business.

      "Trans-European Settlement System" shall mean the Trans-European Automated Real-time Gross Settlement Express Transfer System or any successor.

      "Treaty on European Union" shall mean the Treaty of Maastricht (which was signed at Maastricht on February 7, 1992 and came into force on November 1,
1993), as amended by the Treaty of Amsterdam (which was signed on October 2, 1997 and came into force on May 1, 1999) and the Treaty of Nice (which was signed on February 26, 2001 and came into force on February 1, 2003).

      "Vishay Asia" shall mean Vishay Intertechnology Asia Limited Pte., a company organized under the laws of Singapore.

      "Vishay Europe" shall mean Vishay Europe GmbH, a company organized under the laws of the Federal Republic of Germany, formerly known as Vishay Beteiligungs GmbH.

      "Vishay Electronic" shall mean Vishay Electronic GmbH, a company organized under the laws of the Federal Republic of Germany.

      "Vishay Israel" shall mean Vishay Israel Limited, a corporation organized under the laws of Israel and a Subsidiary of the Company.

      1.2   Euro.

      (a) Redenomination of Eurocurrency-based Advances and other Advances into Euro Units.

            (i)   Each obligation under this Agreement of a party hereto which
                  (A) was originally denominated in the former national currency of a Participating Member State, or (B) would otherwise have been denominated in such former national currency prior to such date shall be denominated in, or redenominated into, as applicable, the Euro Unit in accordance with EMU Legislation and applicable state law, provided that, if and to the extent that any EMU Legislation provides that amounts denominated in the euro unit or the National Currency Unit of a Participating Member State, that are payable by crediting an account of the creditor within that country, may be made in either Euro or National Currency Units, each party to this Agreement shall be entitled to pay or repay any such amounts in either the Euro Unit or such National Currency Unit.

            (ii) Subject to any EMU Legislation, references in this Agreement to a minimum amount (or an integral multiple thereof) in a National Currency Unit to be paid to or by a party hereto shall be deemed to be a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the Euro Unit as the Agent may from time to time specify.

      (b)   Payments.

            (i) All payments by any Borrower or any Lender of amounts denominated in the Euro or a National Currency Unit of a Participating Member State, shall be made in immediately available, freely transferable, cleared funds to the account of the Agent in the principal financial center in such Participating Member State, as from time to time designated by the Agent for such purpose.

            (ii) All amounts payable by the Agent to any party under this Agreement in the National Currency Unit of a Participating Member State shall instead be paid in the Euro Unit.

            (iii) Subject in the case of any Lender to Section 12.3 hereof, the
                  Agent shall not be liable to any party to this Agreement in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount denominated in the Euro or a National Currency Unit of a Participating Member State.

            (iv) All references herein to the London interbank or other national market with respect to any National Currency Unit of a Participating Member State shall be deemed a reference to the applicable markets and locations referred to in the definition of "Business Day" in Section 1.1.

      (c) Increased Costs. The Borrowers shall, from time to time upon demand of any Lender (with a copy to the Agent), pay to such Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the Euro in a Participating Member State, other than any such cost or reduction or amount foregone reflected in any interest rate hereunder.

      (d) Inconsistent Practice. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Euro Member shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of Euros, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Euro Member; provided, that if any Advance in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

      (e)   Unavailability of Euro. If the Agent at any time determines that:
            (i) the Euro has ceased to be utilized as the basic accounting unit of the European Community; (ii) for reasons affecting the market in Euros generally, Euros are not freely traded between banks internationally; or (iii) it is illegal, impossible or impracticable for payments to be made hereunder in Euro, then the Agent may, in its discretion declare (such declaration to be binding on all the parties hereto) that any payment made or to be made thereafter which, but for this provision, would have been payable in the Euro shall be made in a component currency of the Euro or Dollars (as selected by the Agent (the "Selected ---------- Currency") and the amount to be so paid shall be calculated on the basis of the equivalent of the Euro in the Selected Currency).

      (f) Additional Changes at Agent's Discretion. This section and other provisions of this Agreement relating to Euros and the National Currency Units of Participating Member States shall be subject to such further changes (including changes in interpretation or construction) as the Agent may from time to time in its reasonable discretion notify to the Borrowers and the Lenders to be necessary or appropriate to reflect the changeover to the Euro in Participating Member States.

      2.    REVOLVING CREDIT

      2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Lender severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the Effective Date until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding such Lender's Percentage of the Revolving Credit Aggregate Commitment. Except as provided in Section 2.12 hereof, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.11 hereof. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

      (a) No Permitted Borrower shall be entitled to request an Advance of the Revolving Credit or the Swing Line or the issuance of a Letter of Credit hereunder until (i) it has become a party to this Agreement, either by execution and delivery of this Agreement, or by execution and delivery of a Permitted Borrower Addendum to this Agreement,
            (ii) it has become a party to the applicable Guaranty either by execution and delivery of such Guaranty or by execution and delivery of a Joinder Agreement to such Guaranty, (iii) in the case of each Domestic Permitted Borrower, it has become a party to the applicable Security Agreement, (iv) in the case of the first Advance to a Foreign Permitted Borrower after the Effective Date, the Company, or such Foreign Permitted Borrower, has submitted to the Agent, not less than 90 days prior to date of such Advance, a FPB Advance Notice and (v) in the case of each Permitted Borrower, the Company has encumbered and/or delivered (or caused to be encumbered and/or delivered), as the case may be, pursuant to a Pledge Agreement those shares of stock issued by such Permitted Borrower and owned (directly or indirectly) by the Company which are required to be encumbered and/or delivered under the Prior Credit Agreement or
            Section 7.16 or 7.18 hereof, as applicable, and accompanied in each case by authority documents, legal opinions and other supporting documents as reasonably required by Agent and the Required Lenders hereunder;

      (b) No Subsidiary which is a Permitted Borrower as of the Effective Date nor any Foreign Subsidiary which becomes a Permitted Borrower after the Effective Date shall be entitled to request or maintain (or, in the case of any Eurocurrency-based Advance, maintain beyond any applicable Interest Period then in effect) an Advance of the Revolving Credit or the Swing Line or the issuance of a Letter of Credit hereunder if it ceases to be a 100% Subsidiary of the Company. Notwithstanding the foregoing, however, Siliconix (if it shall become a Permitted Borrower) shall be entitled to request (or maintain) Advances of the Revolving Credit and the Swing Line and the issuance of Letters of Credit hereunder so long as at least 80% of its common shares are owned directly or indirectly by the Company.

      2.2 Accrual of Interest and Maturity; Evidence of Indebtedness. (a) The Company hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Advance of such Lender made to the Company and each Permitted Borrower, and each Permitted Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Advance of such Lender made to such Permitted Borrower, on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company and each Permitted Borrower to the appropriate lending office of such Lender resulting from each Revolving Credit Advance made by such lending office of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

      (c) The Agent shall maintain the Register pursuant to Section 13.8(f), and a subaccount therein for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount and applicable Permitted Currency of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company or the applicable Permitted Borrower, as the case may be, to each Lender hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the Company or the applicable Permitted Borrower in respect of the Revolving Credit Advances and each Lender's share thereof.

      (d) The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Company and the Permitted Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of each of the Company and each Permitted Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to the Company or such Permitted Borrower by such Lender in accordance with the terms of this Agreement.

      (e) The Company agrees that, upon written request to the Administrative Agent (with a copy to the Company) by any Lender, the Company and each of the Permitted Borrowers will execute and deliver, to such Lender, at the Company's (or such Permitted Borrower's) own expense, a Revolving Credit Note of each of the Company and each of the Permitted Borrowers evidencing the outstanding Revolving Credit Advances owing to such Lender; provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Effective Date.

      2.3 Requests for and Refundings and Conversions of Advances. Company or a Permitted Borrower (with the countersignature of Company hereunder) may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by an Authorized Officer of Company or of such Permitted Borrower (with the countersignature of an Authorized Officer of the Company), subject to the following and to the remaining provisions hereof:

      (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A-1, including without limitation:

            (i)   the proposed date of such Advance, which must be a Business
                  Day;

            (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

            (iii) whether such Advance is to be a Prime-based Advance or a
                  Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

            (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

      (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 12:00 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

      (c) on the proposed date of such Advance, the Dollar Amount of the principal amount of such requested Advance, plus the Dollar Amount of the principal amount of any other Advances of the Revolving Credit and of the Swing Line being requested on such date, plus the principal amount of all other Advances of the Revolving Credit and of the Swing Line then outstanding hereunder, in each case whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid) and the aggregate amount of all drawings made under any Letter of Credit for which the Agent has not received full reimbursement from the applicable Account Party (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), shall not exceed the Revolving Credit Aggregate Commitment; provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance, the aggregate principal amount of Swing Line Advances to be refunded shall not be included for purposes of calculating the limitation under this Section 2.3(c);

      (d) in the case of a Permitted Borrower, on the proposed date of such Advance, the principal amount of the Advance of the Revolving Credit being requested by such Permitted Borrower (determined and tested as aforesaid), plus the principal amount of any other Advances of the Revolving Credit and of the Swing Line being requested by such Permitted Borrower on such date, plus the principal amount of any other Advances of the Revolving Credit and all Advances of the Swing Line then outstanding to such Permitted Borrower hereunder (determined as aforesaid), plus the undrawn portion of any Letter of Credit which shall be outstanding as of the date of the requested Advance for the account of such Permitted Borrower, plus the aggregate face amount of Letters of Credit requested but not yet issued for the account of such Permitted Borrower (in each case determined as aforesaid), plus the unreimbursed amount of any drawings under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, shall not exceed the applicable Permitted Borrower Sublimit;

      (e) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $10,000,000;

      (f) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Fifteen Million Dollars ($15,000,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Hundred Thousand Dollars ($100,000), or the equivalent thereof in the applicable Alternative Currency) and at any one time there shall not be in effect more than (x) for Advances to Company, ten
            (10) Applicable Interest Rates and Interest Periods, and (y) for Advances to each Permitted Borrower five (5) Applicable Interest Rates and Interest Periods for each such currency;

      (g) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

      (h) each Request for Revolving Credit Advance shall constitute a certification by the Company and the applicable Permitted Borrower, if any, as of the date thereof that:

            (i) both before and after such Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

            (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

            (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

            (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

            (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

            Agent, acting on behalf of the Lenders, may, at its option, lend under this Section 2 upon the telephone request of an Authorized Officer of Company or a Permitted Borrower and, in the event Agent, acting on behalf of the Lenders, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. Company and Permitted Borrowers hereby authorize Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Company and the Permitted Borrowers. Notwithstanding the foregoing, the Company and each Permitted Borrower acknowledge that Company and each such Permitted Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

      2.4   Disbursement of Advances.

      (a) Upon receiving any Request for Revolving Credit Advance from Company or a Permitted Borrower under Section 2.3 hereof, Agent shall promptly notify each Lender by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Lender pursuant to its Percentage of such Advance. Unless such Lender's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Lender shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

            (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the date of such Advance; and

            (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

      (b) Subject to submission of an executed Request for Revolving Credit Advance by Company or a Permitted Borrower (with the countersignature of the Company as aforesaid) without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Lenders in like funds and currencies:

            (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

            (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

      (c) Agent shall deliver the documents and papers received by it for the account of each Lender to such Lender or upon its order. Unless Agent shall have been notified by any Lender prior to the date of any proposed Advance that such Lender does not intend to make available to Agent such Lender's Percentage of such Advance, Agent may assume that such Lender has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Lender, as aforesaid, Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Lender or Company or the applicable Permitted Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or such Permitted Borrower, as the case may be, to the date such amount is recovered by Agent, at a rate per annum equal to:

            (i) in the case of such Lender, for the first two (2) Business Days such amount remains unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

            (ii) in the case of Company or such Permitted Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

            The obligation of any Lender to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Lender to make any Advance hereunder, and no Lender shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Lender, or any other party for another Lender's failure to make any loan or Advance hereunder.

      2.5 (a) Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation
Section 2.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to Company or any of the Permitted Borrowers (provided that any such Permitted Borrower has become a party to this Agreement, either by execution and delivery of this Agreement, or by complying with the terms and conditions set forth in Section 2.1(a) hereof), from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any such Advances outstanding in Dollars and the Current Dollar Equivalent of any such Advances outstanding in Alternative Currencies, not to exceed at any time outstanding the Swing Line Maximum Amount. Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company and each of the Permitted Borrowers to Swing Line Bank resulting from each Swing Line Advance of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time. The entries made in such account or accounts of Swing Line Bank shall, to the extent permitted by applicable law, be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Company and the Permitted Borrower therein recorded; provided, however, that the failure of Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of each of the Company and each Permitted Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to the Company or such Permitted Borrower by Swing Line Bank in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company or the applicable Permitted Borrower on the last day of the Interest Period applicable thereto (if any) and in the case of any Prime-based Advance, on the Revolving Credit Maturity Date.

      The Company agrees that, upon the written request of Swing Line Bank (with a copy concurrently delivered to the Agent), the Company and each of the Permitted Borrowers will execute and deliver to Swing Line Bank Swing Line Notes of each of the Company and each of the Permitted Borrowers; provided, that the delivery of such Swing Line Notes shall not be a condition precedent to the Effective Date.

      (b) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Bank's account maintained pursuant to Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not relieve Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

      (c) Requests for Swing Line Advances. Company or a Permitted Borrower (with the countersignature of the Company) may request a Swing Line Advance only after delivery to Swing Line Bank (with a copy concurrently delivered to Agent) of a Request for Swing Line Advance executed by an Authorized Officer of Company or such Permitted Borrower, subject to the following and to the remaining provisions hereof:

            (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A-2, including without limitation:

                  (A) the proposed date of such Swing Line Advance, which must be a Business Day;

                  (B) whether such Swing Line Advance is to be a Prime-based Advance, a Eurocurrency-based Advance or a Quoted Rate Advance;

                  (C)   the duration of the Interest Period applicable thereto;
                        and

                  (D) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

            (ii) the Dollar Amount of the principal amount of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances then outstanding hereunder (including any other Swing Line Advances requested to be made on such date) whether to Company or to any of the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance) shall not exceed the Swing Line Maximum Amount;

            (iii) as of the proposed date of such Swing Line Advance, the Dollar
                  Amount of the principal amount of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances and all Advances of the Revolving Credit then outstanding hereunder (including any Revolving Credit Advances or other Swing Line Advances requested to be made on such date) whether to Company or to any of the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), and the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) shall not exceed the Revolving Credit Aggregate Commitment;

            (iv) in the case of any Permitted Borrower, as of the proposed date of such Swing Line Advance, the principal amount of the requested Swing Line Advance to such Permitted Borrower (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all other Advances then outstanding to such Permitted Borrower hereunder (including, without duplication, Revolving Credit Advances or Swing Line Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the account of such Permitted Borrower, plus the aggregate face amount of any Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any drawings under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, shall not exceed the applicable Permitted Borrower Sublimit;

            (v) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least One Hundred Thousand Dollars ($100,000);

            (vi) in the case of a Eurocurrency-based Advance or a Quoted Rate Advance, the principal amount of such Advance, the principal amount of such Swing Line Advance plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be, at least Two Hundred Fifty Thousand Dollars ($250,000), or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Hundred Thousand Dollars ($100,000), or the equivalent thereof in the applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, Five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency (other than eurodollars), two (2) Applicable Interest Rates and Interest Periods for each such currency;

            (vii) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank (with a copy concurrently delivered to Agent) (x) for each Advance in Dollars, by 2:00 p.m. (eastern time) (or such other time as Swing Line Bank shall specify to Company or the applicable Permitted Borrower) on the proposed date of the Advance and (y) for each Advance in any Alternative Currency, by 10:00 a.m. (eastern time) two (2) Business Days prior to the proposed date of Advance;

            (viii) each Request for Swing Line Advance, once delivered to Swing
                   Line Bank, shall be irrevocable by Company, and shall constitute and include a certification by the Company as of the date thereof that:

                   (A) both before and after such Swing Line Advance, the obligations of the Company set forth in this Agreement and the Loan Documents, are valid, binding and enforceable obligations of the Company;

                   (B) all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);

                   (C) both before and after the making of such Swing Line Advance, there is no Default or Event of Default in existence; and

                   (D) both before and after such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

            (ix) At the option of the Swing Line Bank, subject to revocation by Swing Line Bank at any time and from time to time, the Company may utilize the Swing Line Bank's "Sweep to Loan" automated system for obtaining Swing Line Advances. Each time a Swing Line Advance is made using the "Sweep to Loan" system, the Company shall be deemed to have certified to the Swing Line Bank and the Lenders each of the matters set forth in clause
                  (viii) of this Section. Swing Line Bank may revoke the Company's privilege to use the "Sweep to Loan" system at any time and from time to time for any reason, and, immediately upon any such revocation, the "Sweep to Loan" system shall no longer be available to the Company for the funding of Swing Line Advances hereunder (or otherwise) and regular procedures set forth for the making of Swing Line Advances shall be deemed immediately to apply. If the Swing Line Bank makes any Swing Line Advances such that (i) the total amount of the Advances and outstanding Letters of Credit exceeds the Revolving Credit Aggregate Commitment or (ii) the total of Swing Line Advances exceeds the Swing Line Maximum Amount as a result, in either case, of the Company's use of the "Sweep to Loan" system, no Lender shall be required to participate in any such excess Swing Line Advances.

      (d) Disbursement of Swing Line Advances. Unless otherwise notified in writing by Agent promptly following each receipt of Request for Swing Line Advance hereunder, Swing Line Bank may assume that all conditions precedent to the disbursement of such requested Swing Line Advance have been satisfied, including without limitation that no Default or Event of Default has occurred and is continuing and that the entirety of the Swing Line Maximum Amount less any outstanding Swing Line Advances is available hereunder (provided that Agent shall have no responsibility whatsoever to Swing Line Bank or to any other Lender to give any notice hereunder, except as set forth in Section 12.12 of this Agreement), and subject to the proper submission of an executed Request for Swing Line Advance by Company or a Permitted Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company or the applicable Permitted Borrower the amount so requested, in like funds and currencies, not later than:

            (i) for Prime-based Advances or Quoted Rate Advances, not later than 5:00 p.m. (eastern time) on the date of such Advance by credit to an account of Company or the applicable Permitted Borrower maintained with the Swing Line Bank or with Agent or to such other account or third party as Company or the Permitted Borrower may reasonably direct in writing; and

            (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the office of Swing Line Bank funding such Advance) on the date of such Advance, by credit to an account of Company or the Permitted Borrower maintained with the Swing Line Bank's or the Agent's Correspondent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct.

            Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

      (e)   Refunding of or Participation Interest in Swing Line Advances.

            (i) Acting through Agent (which shall, subject to the terms hereof, comply with the Swing Line Bank's request), the Swing Line Bank, at any time in its sole and absolute discretion, may on behalf of the Company or the applicable Permitted Borrower (each of which hereby irrevocably directs the Swing Line Bank and the Agent to act on its behalf) request each of the Lenders (including the Swing Line Bank in its capacity as a Lender) to make an Advance of the Revolving Credit to each of Company and the applicable Permitted Borrowers, for each Permitted Currency in which Swing Line Advances are outstanding to such party, in an amount (in the applicable Permitted Currency, determined in accordance with
                  Section 2.11(b) hereof) equal to such Lender's Percentage of the principal amount of the aggregate Swing Line Advances outstanding in each Permitted Currency to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided however that Swing Line Advances which are carried at the Quoted Rate or the Eurocurrency-based Rate which are converted to Revolving Credit Advances at the request of the Swing Line Bank at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 11.1 and no losses, costs or expenses may be assessed by the Swing Line Bank against the Company, a Permitted Borrower or the other Banks as a consequence of such conversion. In the case of each Refunded Swing Line Advance outstanding in Dollars, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In the case of each Refunded Swing Line Advance outstanding in any Alternative Currency, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be an Advance in the applicable Alternative Currency, with an Interest Period of one month (or any lesser number of days selected by Agent in consultation with the Lenders). In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Company or the applicable Permitted Borrower for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied, but subject to Section 2.5(e)(iii), each Lender shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, and, in the case of any Eurocurrency-based Advance, prior to 2:00 p.m. Detroit time on the third Business Day following the date such notice is given, in each case in immediately available funds in the applicable Permitted Currency. The proceeds of such Advances of the Revolving Credit shall be promptly delivered by Agent to the Swing Line Bank for application to repay the Refunded Swing Line Advances in accordance with the terms and conditions of this Agreement.

            (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 9.1(j) hereof shall have occurred, each Lender will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Lender within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Swing Line Bank, in immediately available funds in the applicable Permitted Currency of such Swing Line Advance, the amount of its participation and upon receipt thereof the Swing Line Bank will deliver to such Lender a participation certificate evidencing such participation.

            (iii) Each Lender's obligation to make Advances of the Revolving
                  Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Bank, the Company, the Permitted Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company, any Permitted Borrower or any other Person; (iv) any breach of this Agreement by the Company, any Permitted Borrower or any other Person; (v) any inability of the Company or the Permitted Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Advance is to be made or such participating interest is to be purchased;
                  (vi) the termination of the Revolving Credit Aggregate Commitment hereunder; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Agent or the Swing Line Bank, as applicable the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent or the Swing Line Bank, as the case may be, shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate for Advances in Dollars (other than eurodollars) and for Eurocurrency-based Advances, the Agent's marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances. The obligation of any Lender to make available its pro rata portion of the amounts required pursuant to clause (i) or (ii) above shall not be affected by the failure of any other Lender to make such amounts available, and no Lender shall have any liability to the Company or any Permitted Borrower, the Agent, the Swing Line Bank, or any other Lender or any other Person for another Lender's failure to make the amounts required under clause (i) or (ii) available.

                  Notwithstanding the foregoing, however, no Lender shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance (including without limitation any Swing Line Advance funded under the "Sweep to Loan" system) if, prior to the making of the Swing Line Advance, the Swing Line Bank had received written notice that an Event of Default had occurred and was continuing, or that the conditions to the making of such Swing Line Advances had not been satisfied; provided, however that the obligation of the Lenders to make such Revolving Credit Advances or to purchase participations in Swing Line Advances shall be reinstated upon the date which such Event of Default has been waived by the Required Lenders or all Lenders, as applicable.

      2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds (a) with respect to Swing Line Advances, quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Swing Line Advance is made and on the first day of each calendar quarter thereafter, and (b) with respect to Advances of the Revolving Credit, quarterly commencing on the first day of the calendar quarter next succeeding the calendar month during which the initial Advance of the Revolving Credit is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

      2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest
Payments.

      (a) Interest on each Eurocurrency-based Advance of the Revolving Credit and all Swing Line Advances carried at the Eurocurrency-based Rate shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

      (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year (except that any such Advances made in any Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

      (c) If the basis of accrual of interest or fees expressed in this Agreement with respect to the National Currency Unit of a Participating Member State shall be inconsistent with any convention or practice in the London interbank market or other applicable interbank market, as the case may be, for the basis of accrual of interest or fees with respect to the Euro, such convention or practice shall replace such expressed basis, effective as of and from the date on which such country becomes a Participating Member State; provided that if any Eurocurrency-based Advance in the currency of such country is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Advance, at the end of the then current Interest Period.

      2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

      2.9 Interest on Default. In the event and so long as any Event of Default under Section 9.1(a) or 9.1(b) shall exist, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit, Swing Line Advances carried at the Eurocurrency-based Rate and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

      2.10 Prepayment. (a) Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of

Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least Five Million Dollars ($5,000,000). Subject to Section 11.1 hereof, Company or the Permitted Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the Current Dollar Equivalent thereof in an Alternative Currency, and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Fifteen Million Dollars ($15,000,000) or the Current Dollar Equivalent thereof in an Alternative Currency.

      (b) Company may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that, unless the "Sweep to Loan" system shall be in effect hereunder, the amount of any partial prepayment shall be at least Twenty Five Thousand Dollars ($25,000) and, after giving effect to any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). Subject to Section 11.1 hereof, Company may prepay all or part of any Swing Line Advances carried at the Eurocurrency-based Rate or Quoted Rate (subject to not less than two (2) Business Days' notice to Swing Line Bank and Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial payment shall be at least Twenty Five Thousand Dollars ($25,000) and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least Two Hundred Fifty Thousand Dollars ($250,000).

      (c) Any prepayment made in accordance with this Section shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

      2.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

      (a) an Advance of the Revolving Credit or a Swing Line Advance is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

      (b) an existing Advance of the Revolving Credit or a Swing Line Advance denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

      (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two
            (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

      (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

      2.12 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, or any Swing Line Advance carried at the Eurocurrency-based Rate, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) if any Advance denominated in an Alternative Currency or any deemed Advance under
Section 3.6 hereof in respect of a Letter of Credit denominated in an Alternative Currency cannot be refunded or made, as the case may be, in such Alternative Currency by virtue of Section 11.3 hereof, or (c) subject to Section
2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Required Lenders, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Lenders shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.14 hereof. The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Lenders on demand for any costs incurred by the Agent or any of the Lenders, as applicable, resulting from the conversion pursuant to this Section
2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

      2.13 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Lenders (as set forth below), a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Aggregate Commitment then applicable under Section 2.15 hereof (whether used or unused) then in effect without giving effect to any reductions therein based on the amount of the LYONs Reserve, computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing October 1, 2003 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Lender of its share of the Revolving Credit Facility Fee based upon its respective Percentage.

      2.14 Currency Appreciation; Mandatory Reduction of Indebtedness.

      (a) Revolving Credit Aggregate Commitment. If at any time and for any reason, the aggregate principal amount of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances of the Revolving Credit outstanding hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, plus the aggregate principal amount of Swing Line Advances outstanding hereunder as of such time (determined as aforesaid), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the face amount of all Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), as of such time exceeds the Revolving Credit Aggregate Commitment (as used in this clause (a), the "Excess"), the Company and the Permitted Borrowers shall:

            (i) immediately repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

            (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

            Compliance with this Section 2.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the Revolving Credit Aggregate Commitment then in effect) equal or exceed Fifty Million Dollars ($50,000,000), compliance with this
            Section 2.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances or Letters of

            Credit denominated in Alternative Currencies (and one hundred percent (100%) of any Advances or Letters of Credit denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

      (b) Permitted Borrower Sublimit. If at any time and for any reason with respect to any Permitted Borrower, the aggregate principal amount (tested in the manner set forth in clause (a) above) of all Advances of the Revolving Credit and of the Swing Line outstanding hereunder to such Permitted Borrower, plus the aggregate undrawn portion of any Letters of Credit, plus the face amount of any Letters of Credit requested but not yet issued, plus the unreimbursed amount of any drawings under any Letters of Credit to or for the account of such Permitted Borrower (tested in the manner set forth in clause (a) above), which Advances and Letters of Credit are made or issued, or to be made or issued, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the applicable Permitted Borrower Sublimit (as used in this clause (b), the "Excess"), then in each case, such Permitted Borrower shall

            (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such Excess, to the extent thereof; and

            (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such Excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 2.14(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Company from time to time, as of the last day of each calendar month, provided the Company furnishes Agent with current monthly financial statements complying with the requirements set forth in subparagraphs (i) and (ii) of Section 7.3(c) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

      2.15 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five (5) Business Days' prior written notice to the Agent, permanently reduce the

Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Twenty Million Dollars ($20,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the Company or any Permitted Borrower, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder (using the Current Dollar Equivalent of any such Advance outstanding in an Alternative Currency), plus the aggregate undrawn amount of outstanding Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus the unreimbursed amount of any draws under any Letters of Credit (determined as aforesaid), exceeds the amount of the Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance; and (v) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Lender in accordance with such Lender's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower, and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Lender's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate.

      2.16 Extensions of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Lender (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each Lender) prior to April 30 but not before March 31st of 2004 (provided in no event shall the Company request an extension of the Revolving Credit Maturity Date beyond the first put date for the New Convertible Subordinated Debt), request that the Lenders extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (such request, a "Request").

      (b) Each Lender shall, within 30 days of receipt of such request, notify the Agent in writing whether such Lender consents to the extension of the Revolving Credit Maturity Date, such consent to be in the sole discretion of such Lender. If any Lender does not so notify the Agent of its decision within such 30 day period,

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

            such Lender shall be deemed to have not consented to such request of the Borrower.

      (c) The Agent shall promptly notify the Company whether the Lenders have consented to such request. If the Agent does not so notify the Company within 30 days of the Agent's receipt such Request, the Agent shall be deemed to have notified the Company that the Lenders have not consented to the Company's request.

      (d) Each Lender which elects not to extend the Revolving Credit Maturity Date or fails to so notify the Agent of such consent (a "Non-Consenting Lender") hereby agrees that if any other Lender or financial institution acceptable to the Company and the Agents offers to purchase such Non-Consenting Lender's Percentage of the Revolving Credit Aggregate Commitment within 180 days after receipt of the related Request for a purchase price equal to the sum of all amounts then owing with respect to the outstanding Advances (and participations in any Swing Line Advances or any Letters of Credit) and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Lender or financial institution pursuant to and on the terms specified in the form of Assignment Agreement attached hereto as Exhibit E. Before assigning to a financial institution other than a Lender pursuant to this clause (d), each Lender that has elected to extend the Revolving Credit Maturity Date (a "Consenting Lender") shall have the right, but not any obligation, pro rata with all other Consenting Lenders which elect to purchase a pro rata share of such non-consenting Lender's Percentage of the Revolving Credit Aggregate Commitment (and participations in Swing Line Advances and Letters of Credit) to purchase each such Non-Consenting Lender's Percentage thereof pursuant to this clause (d). The Consenting Lenders which elect to exercise their purchase options hereunder shall by mutual agreement determine the amount of each Non-Consenting Lender's Percentage of the Revolving Credit Aggregate Commitment being purchased by each Consenting Lender, provided that if there is any dispute among the Consenting Lenders such purchase shall be based upon a pro rata sharing of each Non-Consenting Lender's Percentage thereof. Only if the Consenting Lenders have determined not to purchase all of the Non-Consenting Lender's Revolving Credit Aggregate Commitment may financial institutions other than a Consenting Lender then purchase such Non-Consenting Lender's Revolving Credit Aggregate Commitment.

      (e) Except as set forth in subparagraph (f) hereof, notwithstanding anything herein to the contrary, the Revolving Credit Maturity Date will not be extended unless all Lenders have consented to the extension or if another Lender or financial institution has purchased each such Non-Consenting Lender's Revolving Credit Aggregate Commitment pursuant to the terms of clause (d) above.

      (f) In the event, after giving effect to any assignments to Consenting Lenders under Section 2.16(d) hereof or otherwise, Lenders holding eighty percent (80%) or

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

            more of the Percentages (the "Approving Percentages") have consented to an extension of the Revolving Credit Maturity Date hereunder, such extension shall become effective, notwithstanding that all of the Lenders have failed to approve such extension in accordance with this Section 2.16, so long as Company, within forty five (45) days, reduces the Revolving Credit Aggregate Commitment to an amount not greater than the product of the Approving Percentages times the Revolving Credit Aggregate Commitment then in effect and repays the Indebtedness then outstanding hereunder (and, if necessary causes any outstanding Letters of Credit to be terminated or discharged) to the extent such Indebtedness exceeds the Revolving Credit Aggregate Commitment as so reduced, such that the entire Indebtedness outstanding to the Non-Consenting Lenders shall have been paid and discharged in full. Reductions may be made without regard to the notice provisions set forth in Section 2.15 hereof, but shall otherwise comply with said Section 2.15, except that any amounts repaid by the Company against the Indebtedness pursuant to this subparagraph (f) shall be first applied to the Indebtedness outstanding to the Non-Consenting Lenders still holding Indebtedness hereunder at such time, with any remaining amounts applied in accordance with Section 2.15 hereof and the Percentages held by such Non-Consenting Lenders shall be reallocated to the Consenting Lenders (giving effect to any assignments, as aforesaid), pro rata, based on the Percentages then in effect and Agent shall distribute to the remaining Lenders a revised Schedule 1.1 reflecting such reallocated Percentages.

      2.17 Application of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs, or other general corporate purposes of the Company and the Permitted Borrowers.

      3.  LETTERS OF CREDIT.

      3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may require, issue Letters of Credit for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Five Hundred Thousand Dollars ($500,000) and each Letter of Credit (including any renewal thereof) shall expire on the earlier to occur of (x) 1 year from the date of issuance and (y) not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500, or, if applicable, ISP 98, and any successor documentation thereto, as selected by the Agent. In the event of any conflict between this Agreement and any Letter of Credit Document other than a Letter of Credit, this Agreement shall control.

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

      3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

      (a) the face amount of the Letter of Credit requested (based on the Dollar Amount of the undrawn portion of any Letter of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letter of Credit denominated in any Alternative Currency), plus the face amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the face amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any draws under Letters of Credit of all Account Parties (in each case, determined as aforesaid), does not exceed the Letter of Credit Maximum Amount;

      (b) the face amount of the Letter of Credit requested, plus the face amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the face amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any drawings under Letters of Credit of all Account Parties as of such date, (in each case determined as aforesaid), plus the aggregate principal amount of all Advances outstanding under the Revolving Credit and the Swing Line, including any Advances requested to be made on such date (determined on the basis of the Current Dollar Equivalent of any Advances denominated in any Alternative Currency, and the Dollar Amount of any Advances in Dollars), do not exceed the then applicable Revolving Credit Aggregate Commitment;

      (c) whenever the Account Party is a Permitted Borrower, the face amount of the Letter of Credit requested by such Permitted Borrower, plus the face amount of all other Letters of Credit requested by such Permitted Borrower on such date, plus the aggregate undrawn portion of all other outstanding Letters of Credit issued for the account of such Permitted Borrower (in each case determined as aforesaid), plus the unreimbursed amount of any drawings under Letters of Credit (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, plus the aggregate outstanding principal amount of all Advances of the Revolving Credit and of the Swing Line to such Permitted Borrower, including any Advances requested to be made on such date (in each case determined as aforesaid), do not exceed the applicable Permitted Borrower Sublimit;

      (d) whenever the Account Party is a Permitted Borrower, it shall not be entitled to request a Letter of Credit hereunder until it has complied in all respects with the provisions of Section 2.1(a) or
            (b) hereof, as applicable;

      (e) the obligations of Company and the Guarantors set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and Guarantors and the valid, binding and enforceable nature of this

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

            Agreement and the other Loan Documents has not been disputed by Company or the Guarantors;

      (f) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

      (g) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of the relevant Account Party;

      (h) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent;

      (i) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit requested, or any Lender from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Agent refrain from issuing, or any Lender refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

      (j) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue or any Lender to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Lenders, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

      (k) Agent shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Company and any other Account Party of the matters set forth in Section 3.2 (a) through (g) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

      3.3 Notice. Agent shall give notice, substantially in the form attached as Exhibit F, to each Lender of the issuance of each Letter of Credit, not later than three (3) Business Days after

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

issuance of each Letter of Credit, specifying the amount thereof and the amount of such Lender's Percentage thereof.

      3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Lenders in accordance with their Percentages, letter of credit fees as follows:

      (a) A non-refundable per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Dollar Amount of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of any Letters of Credit denominated in any Alternative Currency) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 4.1 to this Agreement).

      (b) A letter of credit facing fee in the amount specified in the Fee Letter to be retained by Agent for its own Account.

      (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Agent or any Lender or (ii) impose on Agent or any Lender any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Agent or such Lender of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Lender's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Agent or such Lender, as the case may be, the Company shall, within thirty (30) days following demand for payment, pay to Agent or such Lender, as the case may be, from time to time as specified by the Agent or such Lender, additional amounts which shall be sufficient to compensate the Agent or such Lender for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, submitted to the Company, shall be conclusive evidence, absent manifest error, as to the amount thereof.

      (d) All payments by the Company or the Permitted Borrowers to the Agent or the Lenders under this Section 3.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company and the Permitted Borrowers by the Agent. The fees described in clause (a) and (b) above shall be nonrefundable under all circumstances, shall be payable quarterly in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than three months) upon the issuance of each such Letter of Credit,

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

            and shall be calculated on the basis of a 360 day year and assessed (on a quarterly basis as aforesaid) as of the beginning of each quarter as of which such Letter of Credit is outstanding commencing on the date of issuance thereof, for the actual number of days from the beginning of such quarter to the earlier of the beginning of the next quarter or the stated expiration thereof.

      3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Company and any other applicable Account Party(ies) shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

      3.6 Drawings and Demands for Payment Under Letters of Credit.

      (a) The Company and each other applicable Account Party agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the other applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company or the other applicable Account Party, and the Company or the other applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit and, with respect to Letters of Credit denominated in any Alternative Currency, a Eurocurrency-based Advance of the Revolving Credit in the applicable Alternative Currency with an Interest Period, commencing three (3) Business Days following the date of Agent's payment pursuant to the applicable Letter of Credit, of one month (or, if unavailable, such other Interest Period as selected by Agent in its sole discretion), in each case for the account of the Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance or Eurocurrency-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Company or the other applicable Account Party under this Section 3.6 shall be deemed satisfied, provided that, with respect to any such Eurocurrency-based Advance deemed to have been made hereunder, Company or the applicable Permitted Borrower shall also be obligated to pay to the Agent, for Agent's sole account, interest on the aggregate amount paid by the Agent under the applicable draft or other demand for payment at Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount plus the Applicable Margin then in effect for Eurocurrency-based Advances, from the date of Agent's payment pursuant to any Letter of Credit to the date of the commencement of the Interest Period for the applicable Eurocurrency-based Advance deemed to have been made, as aforesaid, such interest (the "Gap Interest") to be due and payable on the last day of the initial Interest Period established for such deemed Advance.

      (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Company and the other applicable Account Party on the date such draft or demand is honored, and to each Lender on such date unless the Company or other applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Company or other applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or other applicable Account Party under Section 3.6(a) hereof.

      (c) Upon issuance by the Agent of each Letter of Credit hereunder, each Lender shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Lender, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Lenders under Section 3.6(b) hereof is not given to the Lenders prior to 2:00 p.m. (Detroit time) on such date of draft or demand) or three (3) Business Days thereafter in respect of draws or demands under Letters of Credit issued in any Alternative Currency, shall make its Percentage of the amount paid by the Agent, and not reimbursed by the Company or other applicable Account Party on such day, available in the applicable Permitted Currency and in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender, the Company and any other applicable Account Party severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under
            Section 3.6(a) in respect of the reimbursement obligation of the Company and any other applicable Account Party, as set forth in
            Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Lender shall pay such amount to the Agent together with such interest, such amount so paid shall be deemed to constitute an Advance by such Lender disbursed in respect of the reimbursement obligation of the Company or other applicable Account Party under
            Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent. Furthermore, in the event of the failure by Company or the Permitted Borrowers to pay the Gap Interest required under the proviso to Section 3.6(a) hereof, each of the Lenders shall pay to Agent, within one Business Day following receipt from Agent of written request therefor, its pro rata portion of said Gap Interest, excluding any portion thereof attributable to the Applicable Margin.

      Notwithstanding the foregoing however, no Lender shall acquire a pro rata risk participation in a Letter of Credit or related Letter of Credit Payment if the Agent had obtained actual knowledge that an Event of Default had occurred and was continuing at the time of the issuance of such Letter of Credit; provided, however that each Lender shall acquire a pro rata risk participation in such Letter of Credit and the related Letter of Credit Payment upon the date on which such Event of Default is waived by the Required Lenders or all Lenders, as applicable.

      (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

      3.7 Obligations Irrevocable. The obligations of Company and any other Account Party to make payments to Agent or the Lenders with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

      (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

      (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

      (c) The existence of any claim, setoff, defense or other right which the Company or any other Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

      (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

      (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of

            Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

      (f) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party; or

      (g)   Any other event or circumstance that would, in the absence of this
            Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any other Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any other Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any other Account Party against the Agent or any Lender. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the other Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and any other Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Lender.

      3.8 Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

      (b) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 12.3 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Lenders with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

      (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given

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

            in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, Company, any other applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Lenders expressly acknowledges that they have made and will continue to make their own evaluations of Company's and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

      (d) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Lenders in accordance with their respective Percentages and shall promptly deliver to each Lender its share thereof, less such Lender's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Lender shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Lender's Percentage of such payment, such Lender will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

      3.9 Indemnification. (a) The Company and each other Account Party hereby indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent); (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Company and any other Account Parties shall not be required to indemnify the Lenders and the Agent and such other persons, and the Agent shall be liable to the Company and any other Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and any other Account Parties which were caused by the Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

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

      (b) It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or other Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which Agent or the Lenders are alleged to be liable and it shall be a condition of the assertion of any liability of Agent or the Lenders by the Company or any other Account Party under this Section that Company or the other applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

      3.10 Right of Reimbursement. Each Lender agrees to reimburse the Agent on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Agent to be reimbursed by Company or any other Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or any other Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent as a result of Agent's gross negligence or willful misconduct or by the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

      3.11 Existing Letters of Credit. Each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit, and each application or other documentation submitted in connection with each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit Agreement. On the date of execution of this Agreement, the Agent shall be deemed automatically to have sold and transferred, and each other Lender shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (on the terms set forth herein), to the extent of such other Lender's Percentage, in each Existing Letter of Credit and the applicable Letter of Credit Obligations with respect thereto and any security therefor or guaranty pertaining thereto. Letter of Credit Fees paid under the Prior Credit Agreement shall not be recalculated, redistributed or reallocated by Agent to the Lenders; provided that the Company shall pay to any new Lenders becoming parties hereto on the Effective Date (or any existing Lender increasing its Percentage on such date) a special letter of credit fee on the Existing Letters of Credit, calculated on the basis of the Letter of Credit Fees which would be applicable to such Existing Letters of Credit if issued on the Effective Date (but in the case of any existing Lender, computed only to the extent of the applicable increase in its Percentage) for the period from the Effective Date to the expiration date of such Existing Letters of Credit.

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

      4.  MARGIN ADJUSTMENTS.

      4.1 Margin Adjustments. Adjustments to the Applicable Margin and the Applicable Fee Percentages, based on Schedule 4.1, shall be implemented on a quarterly basis as follows: such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and as to each Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 7.3(b) and 7.3(c) hereunder, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back.

      4.2 Margins. In the event Company fails timely to deliver the financial statements required under Section 7.3(b) or 7.3(c), then from the date delivery of such financial statements was required until such financial statements are delivered, the margins and fee percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as Schedule 4.1.

      5.  CONDITIONS.

      The obligations of Lenders to make Advances or to issue Letters of Credit, pursuant to this Agreement are subject to the following conditions, provided however that Sections 5.1 through 5.9 below shall only apply to the initial Advances or Letters of Credit hereunder:

      5.1 Execution of this Agreement and the other Loan Documents. The Company and the Permitted Borrowers shall have executed and delivered to the Agent for the account of each Lender, this Agreement (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Loan Documents, and, this Agreement and the other Loan Documents shall be in full force and effect.

      5.2 Corporate Authority. Agents shall have received (i) certified copies of resolutions of the Board of Directors of the Company, the Permitted Borrowers, Vishay Asia and each of the Significant Subsidiaries party to any Loan Document evidencing approval of the form of this Agreement and each of the other Loan Documents to which such Person is a party and authorizing the execution and delivery thereof and, if applicable, the borrowing of Advances and requesting of Letters of Credit hereunder; (ii) (A) certified copies of the Company's, the Permitted Borrowers, Vishay Asia and the Significant Subsidiaries' articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and
(B) a certificate of good standing from the state or other jurisdictions of the Company's incorporation, and from the applicable states of incorporation or other jurisdictions of the Permitted Borrowers, Vishay Asia, the Significant Subsidiaries and from every state or other jurisdiction in which the Company, the Permitted Borrowers, Vishay Asia or any of such Significant Subsidiaries is qualified to do business, if issued by such jurisdictions, subject to the limitations (as to qualification and authorization to do business) contained in
Section 6.1, hereof.

      5.3 Collateral Documents and Guaranties.

      (a) The Agent shall have received the Domestic Guaranty, an amended and restated Pledge Agreement (pledging the share capital of each of the Significant Domestic Subsidiaries) executed by the Company and certain of the Significant Domestic

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

            Subsidiaries as well as stock certificates and blank stock powers for all shares subject to such Pledge Agreement;

      (b) The Agent shall have received a Reaffirmation of Certain Loan Documents or such new or updated Pledge Agreements and/or Guaranties as the Agent determines necessary executed by the Foreign Permitted Borrowers, Vishay Asia and the other Significant Foreign Subsidiaries in connection with those Pledge Agreements and the Foreign Guaranties as previously executed and delivered to Agent; and

      (c) Company and each of the Significant Domestic Subsidiaries shall have previously executed and delivered the Security Agreement or joined thereto and any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements) required to be filed in connection with the Security Agreement to create, in favor of the Agent (for and on behalf of the Lenders), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in
            Schedule 5.3, or other office, as the case may be; provided, however, (i) that the Company shall have a period of ninety days following the Effective Date to deliver, or cause to be delivered, documentation satisfactory to the Agent to perfect the security interest and lien in patents, trademarks and other intellectual property and proprietary rights, and (ii) that the Company shall have a period of thirty days following the Effective Date to deliver, or cause to be delivered, the joinders of Vishay Infared Components, Inc., Vishay Cera-mite, Inc., Vishay BLH, Inc., and Vishay Transducers Ltd. to the Security Agreement and any related documents required to perfect a security interest in the Collateral thereunder.

      5.4 Representations and Warranties -- All Parties. The representations and warranties made by the Company, each of the Significant Subsidiaries or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Agents and the Lenders), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

      5.5 Compliance with Certain Documents and Agreements. The Company and the Significant Subsidiaries (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

      5.6 Opinion of Counsel. The Company, the Permitted Borrowers and the Significant Subsidiaries, to the extent applicable, shall furnish the opinions of counsel listed on Schedule 5.6

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

hereto, such opinions to be substantially in the form of the opinions of counsel previously delivered under the Prior Credit Agreement, with such changes as shall be acceptable to Agent.

      5.7 Certificates. The Agent shall have received a the following certificates: (a) a certificate of an Authorized Officer, dated the date of the making of the initial Advances or the issuance of the initial Letters of Credit hereunder stating that the conditions of paragraphs 5.4, 5.5, 5.9, and 5.11 hereof have been fully satisfied, (b) casualty and liability insurance certificates for the Company and each Significant Domestic Subsidiary in form and substance acceptable to the Agent, and (c) insurance disclosure certificates for the Company and each Significant Domestic Subsidiary in form and substance acceptable to the Agent.

      5.8 Payment of Agent's and Other Fees. Company shall have paid to Agent, for distribution to the Lenders under the Prior Credit Agreement (based on the Percentages in effect under the Prior Credit Agreement) the Facility Fee accrued under the Prior Credit Agreement to the Effective Date of this Agreement. In addition, Company shall have paid to the Agents (for Agents' sole accounts), the Agent's Fees and all costs and expenses required hereunder, and any related Letter of Credit Fees as required under Section 3.11 hereof.

      5.9 New Convertible Subordinated Debt. The Additional Debt Issuance Date shall have occurred and the Company shall have received the proceeds of the New Convertible Subordinated Debt in an amount not less than $400,000,000, and in connection therewith, the Company shall have delivered to Agent copies of any documents related thereto which the Agent may reasonably request, including copies of all notices for prepayment or redemption issued in order for the Company to prepay or redeem the outstanding General Semiconductor Notes.

      5.10 Other Documents and Instruments. The Agents shall have received, with a photocopy for each Lender, such other instruments and documents as the Required Lenders may reasonably request in writing in connection with the making of Advances or the issuing of any Letters of Credit hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Agents and the Required Lenders.

      5.11 Continuing Conditions. The obligations of the Lenders to make any of the Advances or loans or of the Agent to issue any Letters of Credit under this Agreement, including but not limited to the initial Advances of the Revolving Credit or the Swing Line hereunder, shall be subject to the following continuing conditions:

      (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

      (b) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and

      (c) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of the Company and its Subsidiaries (taken as a whole) from December 31, 2002 (or any subsequent December 31st, if the Agent determines, with the concurrence of the Required Lenders, based on the Company's financial statements for such subsequent fiscal

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

            year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph) to the date of the proposed Advance hereunder.

      6. REPRESENTATIONS AND WARRANTIES

      Company and the Permitted Borrowers represent and warrant and such representations and warranties as applicable shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

      6.1 Corporate Existence. The Company and each of the Significant Subsidiaries is duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; the Company and each of the Significant Subsidiaries is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Company and its Subsidiaries, taken as a whole.

      6.2 Due Authorization -- Company. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement, and extensions of credit to the Company are within its corporate or other organizational powers, have been duly authorized, are not in contravention of law or the terms of the Company's certificate of incorporation or bylaws or other organic documents, and, except as have been previously obtained or as referred to in
Section 6.15, below, do not require the consent or approval, material to the transactions contemplated by this Agreement, or the Loan Documents, of any governmental body, agency or authority.

      6.3 Due Authorization -- Significant Subsidiaries. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement by each of the Significant Subsidiaries, and extensions of credit to Permitted Borrowers, are (or will be, on the applicable date of delivery of such Loan Documents) within their respective corporate or other organizational powers, have been (or will be, as aforesaid) duly authorized, are not (or will not be, as aforesaid) in contravention of law or the terms of their articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 6.15, below), do not (or will not, as aforesaid) require the consent or approval, material to the transactions contemplated by this Agreement, or the other Loan Documents, of any governmental body, agency or authority.

      6.4 Title to Material Property. Each of the Company and each of the Significant Subsidiaries has good and valid title to the property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.

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

      6.5 Encumbrances. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company or any of the Subsidiaries, except for those Liens permitted under Section 8.5 hereof.

      6.6 Subsidiaries. As of the Effective Date, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 6.6, attached hereto.

      6.7 Taxes. The Company and its Subsidiaries each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except (a) where the failure to file tax returns or pay taxes shall not have a material adverse effect on the Company and its Subsidiaries taken as a whole, or (b) to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP.

      6.8 No Defaults. There exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries or connected with any of the Permitted Company Encumbrances or the Permitted Encumbrances of the Subsidiaries, or of any agreement relating thereto, except where such default would not have a material adverse effect on the Company and its Subsidiaries taken as a whole and would not violate this Agreement or any of the other Loan Documents according to the terms thereof.

      6.9 Compliance with Laws. The Company and its Significant Subsidiaries each has complied with all applicable laws, including without limitation, Hazardous Material Laws, to the extent that failure to comply therewith would materially interfere with the conduct of the business of the Company or any of its Subsidiaries taken as a whole, or would have a material adverse effect upon Company or any of its Subsidiaries taken as a whole, or upon any property (whether personal or real) owned by any of them.

      6.10 Enforceability of Agreement and Loan Documents. (a) This Agreement and each of the other Loan Documents to which the Company is a party, including without limitation, all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly Authorized Officers of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

      (b) This Agreement and each of the other Loan Documents to which any of the Subsidiaries is a party, and all certificates, documents and agreements executed in connection herewith or therewith by the Subsidiaries have each been duly executed and delivered by duly Authorized Officers of the applicable Subsidiary and constitute the valid and binding obligations of the Subsidiaries, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

      6.11 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

      6.12 Non-contravention -- Other Parties. The execution, delivery and performance of this Agreement, those other Loan Documents signed by any of the Subsidiaries, and any other documents and instruments required under or in connection with this Agreement by any of the Subsidiaries are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of the Subsidiaries is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

      6.13 No Litigation -- Company. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting the Company (other than any suit, action or proceeding in which the Company is the plaintiff and in which no counterclaim or cross-claim against Company has been filed), nor has the Company or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company, except as otherwise disclosed in Schedule 6.13 attached hereto and except for miscellaneous suits, actions and proceedings which (i) do not have a reasonable likelihood of being adversely determined or (ii) have a reasonable likelihood of being adversely determined but, if resolved adversely to the Company would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against the Company any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator, nor, to the best knowledge of the Company, is the Company in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such judgment, decree, injunction, rule, order or violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

      6.14 No Litigation -- Other Parties. There is no suit, action, proceeding (other than any suit, action or proceeding in which any such party is the plaintiff and in which no counterclaim or cross-claim against any such party has been filed), including, without limitation,

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

any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting any of the Subsidiaries nor has any such party or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by such party, except as otherwise disclosed in Schedule 6.14 attached hereto and except for miscellaneous suits, actions and proceedings which (i) do not have a reasonable likelihood of being adversely determined, or
(ii) have a reasonable likelihood of being adversely determined but, if resolved adversely to such party, would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against any such party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor, to the best knowledge of the Company, is any such party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such judgment, decree, injunction, rule or order or violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

      6.15 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; (ii) by each of the Subsidiaries, of this Agreement, the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by the Subsidiaries in connection therewith or herewith; and (iii) by Company or any of its Subsidiaries, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent and the Lenders. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

      6.16 Agreements Affecting Financial Condition. Neither the Company, nor any of its Subsidiaries is, as of the Effective Date, party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.

      6.17 No Investment Company; No Margin Stock. Neither the Company, nor any of its Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Letters of Credit and none of the proceeds of any of the Advances will be used by Company or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company or any of the Subsidiaries in any manner to any other Person to enable or assist such

Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. Neither the Company, nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      6.18 ERISA. Neither a Reportable Event which is material to the Company and its Subsidiaries, taken as a whole, nor an Accumulated Funding Deficiency (herein as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan. Each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole. No termination of a Pension Plan has occurred, and no Lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially withdraw from any Multiemployer Plan. To the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent. There is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor, to the best of the Company's knowledge, is there any basis for any such litigation or investigation which if adversely determined could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole, as of the valuation date most closely preceding the date of this Agreement.

      6.19 Environmental Matters and Safety Matters. Except as set forth on
Schedule 6.19: (a) The Company and each Subsidiary is in compliance with all federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or the environment, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, a facility or site, or arranges for disposal or treatment of Hazardous Materials, solid waste, or other wastes, accepts for transport any Hazardous Materials, solid wastes or other wastes or holds any interest in real property or otherwise, except for matters which, individually or in the aggregate, would not have a material adverse effect upon the financial condition or business of the Company and its Subsidiaries, taken as a whole.

      (b) All federal, state, provincial, local and foreign permits, licenses and authorizations required for present or (to the best of the Company's knowledge) past use of the facilities and other properties or activities of the Company and each Subsidiary have been obtained, are presently in effect, and there is and has been full compliance with all such permits, licenses or authorizations, except, in all cases, where the failure to comply with the foregoing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

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

      (c) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry (including, without limitation, the listing of any property by any domestic or foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any applicable Hazardous Materials Laws is pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries in connection with any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best of the Company's knowledge, past operation of the Company or any such Subsidiary, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

      (d) Neither the Company nor any of its Subsidiaries whether with respect to present or, to the best of the Company's knowledge, past operations or properties, (i) is, to the best of the Company's knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment, (ii) has received any notice of any Hazardous Materials in, or upon any of its properties in violation of any applicable Hazardous Materials Laws, or (iii) knows of any basis for any such investigation or notice under, or the existence of a violation of, Hazardous Materials Laws except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

      (e) No release, threatened release or disposal of Hazardous Materials, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any applicable Hazardous Materials Laws, except for any such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

      6.20 Accuracy of Information. Each of the Company's audited or unaudited financial statements furnished to Agents and the Lenders by the Company prior to the date of this Agreement, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agents or the Lenders have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 2002 there has been no material adverse change in the financial condition of the Company or its Subsidiaries, taken as a whole; neither the Company, nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 2002 balance sheet which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

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

      7. AFFIRMATIVE COVENANTS

      Company and each of the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries (excluding any Special Purpose Subsidiaries and, for purposes of Section 7.1, any Subsidiary that is not a Significant Subsidiary) to, so long as any of the Lenders are committed to make any Advances or issue any Letters of Credit under this Agreement and thereafter so long as any Indebtedness remains outstanding under this Agreement:

      7.1 Preservation of Existence, Etc.

      Except as otherwise specifically permitted hereunder, preserve and maintain its corporate existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to the business and operations or ownership of properties, in each case of the Company and its Subsidiaries, taken as a whole.

      7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of the Consolidated financial statements of the Company prepared in accordance with GAAP.

      7.3 Reporting Requirements. Furnish Agent with copies for each Lender:

      (a) as soon as possible, and in any event within five (5) calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his/her absence, another Authorized Officer of the Company) setting forth details of such Event of Default or event and the action which the Company has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

      (b)   as soon as available, and in any event within one hundred twenty
            (120) days after and as of the end of each of Company's fiscal years, a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Lenders together with an unaudited Consolidating report of Company and its Subsidiaries certified by the chief financial officer of Company (or in his/her absence, another Authorized Officer of the Company) as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation, and a Covenant Compliance Report;

      (c) as soon as available, and in any event within sixty (60) days after and as of the end of each of the first three quarters of each year, a Consolidated and Consolidating balance sheet and a statement of profit and loss and surplus reconciliation of Company and its Subsidiaries certified by the chief financial officer of Company (or in his/her absence, another Authorized Officer of the Company) as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation, and a Covenant Compliance Report.

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

      (d) as soon as possible, and in any event within five (5) calendar days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Significant Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his/her absence, another Authorized Officer of the Company) setting forth the details of such change or (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a material adverse effect upon the Company or any of its Subsidiaries (or any such tax position taken by the Company or any of its Subsidiaries) setting forth the details of such position and the financial impact thereof;

      (e) (i) as soon as available, the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within one hundred twenty (120) days after the end of each of Company's fiscal years; and (ii) as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or, as the Agent may reasonably request, other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in England, Canada, France, Germany, the Netherlands or Israel, or any stock exchanges in such jurisdictions;

      (f) promptly as issued, all press releases, notices to shareholders and all other material communications transmitted by the Company or any of its Subsidiaries to the Company's stockholders generally, and promptly following a Permitted Securitization, copies of the principal transaction documents relating to such Permitted Securitization;

      (g) together with the financial statements delivered pursuant to Section 7.3(b) hereof, annual financial projections for the Company and its Significant Subsidiaries covering the period at least through Revolving Credit Maturity Date then in effect and otherwise in form and content reasonably acceptable to the Agent and the Lenders;

      (h) provide Agent (i) within 60 days of the end of each fiscal quarter, with written evidence of the Moody's and S&P rating on the Company's rated Senior Debt, and (ii) with written notice to Agent of any changes in the Moody's or S&P rating on the Company's rated Senior Debt within five (5) days of such change, and if such written notice states that the rating by S&P has fallen below BB+ or the rating by Moody's has fallen below Ba1, such written notice shall be accompanied by an executed copy of the Reaffirmation of Security Agreement in the form attached hereto as Exhibit L if any Liens have been released pursuant to Section 13.21 hereof.

      (i) promptly, and in form reasonably satisfactory to Agent and the requesting Lender or Lenders, such other information as Agent or any of the Lenders (acting through Agent) may request from time to time.

      7.4 Tangible Net Worth. Maintain, on a Consolidated basis, as of the last day of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2003, Tangible Net Worth in an amount not less than Eight Hundred Fifty Million Dollars ($850,000,000), plus the sum of the Net Income Adjustment and the Equity Offering Adjustment.

      7.5 Leverage Ratio. Maintain, as of the last day of each fiscal quarter during the periods specified below, a Leverage Ratio of not more than the following amounts during the periods specified below:

      ----------------------------------------------------------------
                         Period                          Ratio
      ----------------------------------------------------------------
      Effective Date through December 30, 2003            3.50
      ----------------------------------------------------------------
      December 31, 2003 through December 30, 2004         3.25
      ----------------------------------------------------------------
      December 31, 2004 and thereafter                    3.00
      ----------------------------------------------------------------

      7.6 Fixed Charge Coverage Ratio. Maintain, as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 2.5 to 1.0.

      7.6A Senior Debt Ratio. Maintain, as of the last day of each fiscal quarter ending during the periods specified below, for the four fiscal quarters then ending, a ratio of Senior Debt to Consolidated EBITDA of not more than the following amounts during the periods specified below:

      ----------------------------------------------------------------
                         Period                          Ratio
      ----------------------------------------------------------------
      Effective Date through December 30, 2003            1.75
      ----------------------------------------------------------------
      December 31, 2003 and thereafter                    1.50
      ----------------------------------------------------------------

      7.7 Inspections. Permit Agent and each Lender, through their authorized attorneys, accountants and representatives to examine Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent; and permit Agent and each Lender or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Lenders agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Lender, as the case may be, and such party) on behalf of the Agent or such inspecting Lender and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Lenders or prohibit the inspecting Lender from revealing such information to Agent or another Lender.

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

      7.8 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is adequately reserved for, as may be required by GAAP on its books, or where the failure to pay any such matter would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

      7.9 Further Assurances. Execute and deliver or cause to be executed and delivered within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

      7.10 Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of occurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and then current practice would dictate; and with all said policies or copies thereof, including all endorsements thereon and those required hereunder, to be deposited with the Agent. In the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to Company and its Domestic Subsidiaries, as applicable, and the Agent for the benefit of the Lenders (Agent as lender loss payee) as their respective interests may appear. Upon the request of Agent or any Lender, certificates evidencing such policies shall be delivered to Agent or such Lender, as the case may be.

      7.11 Indemnification. With respect to the Company, indemnify and save each Agent and the Lenders harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Lenders by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement, or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Lenders from time to time hereunder, or relating in any way to the imposition (or attempted imposition) on Agents or Lenders (or any of them) of any liability for the violation of or non-compliance by any Person (or purported violation or non-compliance) with Hazardous Material Laws, other than in any case resulting from the gross negligence or willful misconduct of Agents or the Lenders; and, with respect to each of the Permitted Borrowers, indemnify and save each Agent and the Lenders harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by each of the Agents and the Lenders with respect to a Permitted Borrower by reason of an Event of Default or enforcing the obligations of the Permitted Borrowers under this Agreement, or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement, or any of the other Loan Documents or any mortgage, stock pledge or security agreement released by Agents or the Lenders from time to time hereunder, or relating in any way to the imposition (or attempted imposition) on Agents or Lenders (or any of them) of any liability for the violation of or non-compliance by any Person (or purported violation or non-compliance) with Hazardous Material Laws, other than in any case resulting from the gross negligence or willful misconduct of Agents or the Lenders.

      7.12 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, the Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; and (ii) by each of the Significant Subsidiaries, of this Agreement and the Loan Documents.

      7.13 Compliance with Contractual Obligations and Laws. Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company and the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of the Company or any of the Significant Subsidiaries to perform their respective obligations under any of the Loan Documents to which they are a party.

      7.14 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign pension plans) and promptly notify Lenders upon the occurrence of any of the following events:

      (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Code and any Multiemployer Plan);

      (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

      (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

      (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

      (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

      (f) the occurrence of an Accumulated Funding Deficiency or a Reportable Event; or

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

      (g) the occurrence of a Prohibited Transaction which could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.

      7.15 Environmental Matters.

      (a) (i) Not permit any of its property (whether real or personal, or any portion thereof) to be involved in the use, generation, manufacture, storage, disposal or transportation of Hazardous Material, except in compliance with Hazardous Material Laws, and (ii) keep and maintain all of its other property (whether real or personal, and any portion thereof) in compliance with, and shall not cause or permit any activity at or condition of the Collateral, or any of its other property (whether real or personal, or any portion thereof) to be in violation of any Hazardous Material Laws, unless the failure to comply therewith or violation thereof will not materially adversely affect the Company and its Subsidiaries, taken as a whole.

      (b) Promptly notify the Agent in writing of: (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or completed pursuant to any applicable Hazardous Material Laws; (ii) any and all claims made by any Person against the Company, any of its Subsidiaries, or the Permitted Borrowers, or any of its other property (whether real or personal, or any portion thereof) relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material which could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and (iii) Company's discovery of any occurrence or condition on any real property or fixtures constituting a part of, adjoining or in the vicinity of any of its property that could cause any such property (or any part thereof) to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Material Laws. The Agent, on behalf of the Lenders, shall have the right to join and participate in, as a party if it or they so elect, any legal proceedings or actions initiated in connection with any of the matters described in subparagraphs (b) (i) or (b)
            (ii), above, and the Company agrees to pay the Agent's reasonable attorneys fees in connection therewith.

      (c) Take any material remedial action as may be required under applicable law in response to the presence of any Hazardous Material on, under, or about any of its property (whether real or personal, or any part thereof), and, pursuant thereto, may enter into settlement agreements, consent decrees, or other compromises in respect of any of the matters described in subparagraphs (b) (i) through (iii), above, provided that, in each case, Company has given Lenders not less than thirty (30) days prior written notice thereof, except, however, in the event remedial action is necessary on an emergency basis or is required by any governmental authority with jurisdiction over the Company or its Subsidiaries, in which case the Company shall provide Lenders with reasonable notice promptly thereafter.

      (d) Agent may retain (on its own behalf and on behalf of the Lenders, but at Company's sole expense) such Environmental Auditors as reasonably necessary to evaluate and/or confirm Company's environmental responses, reports or other matters, including Company's compliance with Hazardous Material Laws generally, under this Section 7.15, or elsewhere herein.

      7.16 Significant Subsidiaries.

      (a) With respect to the share capital (or other ownership interests) of each Person which is a Significant Foreign Subsidiary on the Effective Date, within 120 days following the Effective Date (or 180 days in the case of Vishay Asia or General Semiconductor of Taiwan), the Company shall execute or cause to be executed, and delivered to the Agent a Pledge Agreement encumbering subject to Section 7.17 hereof with a first priority Lien, 65% of the share capital (or other ownership interests) of each such Significant Foreign Subsidiary, but only with respect to, and only to the extent of, share capital or other ownership interests that is directly owned by the Company and/or one or more of the Domestic Subsidiaries, to secure the Indebtedness of the Company and the Domestic Permitted Borrowers;

      (b) (i) With respect to each Person which becomes a Significant Domestic Subsidiary subsequent to the Effective Date, cause such new Significant Domestic Subsidiary to execute and deliver to the Agent
            (x) a Joinder Agreement whereby such Significant Domestic Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty and (y) except where Liens for the benefit of the Agent and the Lenders are not required on certain Collateral under the terms of Section 13.21 hereof, a Joinder Agreement whereby such Significant Domestic Subsidiary becomes obligated under the applicable Security Agreement, such documents to be executed and delivered within thirty days of the date such Person becomes a Significant Subsidiary and
            (ii) with respect to each Person which becomes a Significant Foreign Subsidiary subsequent to the Effective Date or is a Significant Foreign Subsidiary on the Effective Date, and is also a Significant Foreign Subsidiary on the date of Agent's receipt of the applicable FPB Advance Notice, (a) a Joinder Agreement whereby such Significant Foreign Subsidiary becomes obligated as a Guarantor under the Foreign Guaranty and (b) if such Significant Foreign Subsidiary is incorporated under the laws of the United States of America, a Security Agreement or a Joinder Agreement whereby such Significant Foreign Subsidiary becomes obligated under the applicable Security Agreement, as the case may be, such documents to be executed and delivered within eighty days of the Agent's receipt of a FPB Advance Notice; and

      (c) (i) With respect to the share capital (or other ownership interests) of each Person which becomes a Significant Foreign Subsidiary subsequent to the Effective Date, within sixty days of the date such Person becomes a Significant Foreign Subsidiary, the Company shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement encumbering subject to Section 7.17 hereof, with a first priority Lien, 65% of the share capital (or other ownership interests) of each such Significant Foreign Subsidiary, but only with respect to, and only to the extent of, share capital that is directly owned by the Company and/or one or more Domestic Significant Subsidiaries, to secure the Indebtedness of the Company and the Domestic Permitted Borrowers; and (ii) with respect to the share capital (or other ownership interests) of each Person which becomes a Significant Foreign Subsidiary subsequent to the Effective Date, and with respect to each Person which is a Significant Foreign Subsidiary on the Effective Date and which also is a Significant Foreign Subsidiary on the date of Agent's receipt of the applicable FPB Notice, within eighty days of the Agent's receipt of a FPB Advance Notice, the Company shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement encumbering subject to Section 7.17 hereof, with a first priority Lien on 65% of the share capital of each such Significant Foreign Subsidiary, but only with respect to, and only to the extent of, share capital that is directly owned by the Company and/or one or more Domestic Subsidiaries, to secure the Indebtedness of the Company and the Domestic Permitted Borrowers and 100% of the share capital of each such Significant Foreign Subsidiary to the extent owned, directly or indirectly, by the Company to secure the Indebtedness of the Foreign Permitted Borrowers hereunder; and

      (d) With respect to the share capital (or other ownership interests) of each Person, which becomes a Significant Domestic Subsidiary subsequent to the Effective Date, within thirty days of the date such Person becomes a Significant Domestic Subsidiary, the Company shall execute, or cause to be executed, and deliver to the Agent a stock pledge encumbering, 100% of the share capital (or other ownership interests) of each such Significant Domestic Subsidiary to the extent owned, directly or indirectly, by the Company to secure the Indebtedness of the Company and the Permitted Borrowers.

      All Collateral Documents delivered pursuant to this Section shall be in form satisfactory to the Agent and the Required Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation financing statements, acknowledgments, stock powers, registrations and like documents, corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Required Lenders and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under clauses (a) through (d) hereof.

      7.17 Foreign Subsidiaries Security. (a) If, following a change in the relevant sections of the Internal Revenue Code or the regulations, published rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company and the Permitted Borrowers acceptable to the Required Lenders does not within 30 days after a request from the Agent or the Required Lenders deliver evidence, in form and substance mutually satisfactory to the Required Lenders and the Company, that, with respect to each Significant Foreign Subsidiary whose entire share capital, to the extent owned, directly or indirectly, by the Company has not been encumbered in favor of the Lenders (i) a pledge of 66-2/3 % or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and
(ii) the entering into a guaranty in substantially the form of the Domestic Guaranty by such Significant Foreign Subsidiary, in either such case would cause such Significant Foreign Subsidiary's United States parent for Federal income tax purposes to include in income all or a portion of the undistributed earnings of such Significant Foreign Subsidiary as determined for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Significant Foreign Subsidiary's outstanding capital stock so issued by such Significant Foreign Subsidiary not theretofore pledged pursuant to a Pledge Agreement shall, to the extent owned, directly or indirectly, by the Company, be pledged to the Agent for the benefit of the Lenders pursuant to a Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and, in the case of failure to deliver the evidence described in clause (ii) above, such Significant Foreign Subsidiary shall execute and deliver the Domestic Guaranty (or another guaranty in substantially the same form, if needed), in each case to the extent that entering into a Pledge Agreement or such Guaranty is permitted under the laws of the respective foreign jurisdiction and all such documents delivered pursuant to this Section 7.17 shall be satisfactory to the Required Lenders, provided, however, that absent the occurrence and continuance of a Default or an Event of Default, any pledge or Domestic Guaranty made or provided pursuant to this
Section 7.17 may be removed if counsel for the Company and the Permitted Borrowers subsequently delivers evidence reasonably satisfactory to Agent and the Required Lenders that such pledge or Domestic Guaranty would cause such Significant Foreign Subsidiary's United States parent for Federal income tax purposes to include all or a portion of the undistributed earnings of such Significant Foreign Subsidiary, it being understood that the parties intend that the share capital of any Foreign Subsidiary shall not be required to be pledged and no Foreign Subsidiary shall be required to issue a Guaranty if and to the extent that such Guaranty or Pledge Agreement would cause the Company or any Domestic Subsidiary to be required to include in income (for Federal income tax purposes) all or a portion of the undistributed earnings of such Foreign Subsidiary.

      (b) Upon written notice received from the Company that it wishes to change its tax election with respect to a Subsidiary treated under this Agreement as a Domestic Subsidiary by virtue of its status as a disregarded entity under Section 956 of the Internal Revenue Code, such that the Subsidiary, following such election, would be considered as a Foreign Subsidiary hereunder, Agent and Lenders agree (at Company's sole expense), so long as no Default or Event of Default shall have occurred and be continuing, to enter into such amendments or supplements to and/or releases of the Collateral Documents as may be necessary to prevent such Foreign Subsidiary's United States parent for federal income tax purposes from being required to include in income all or a portion of the undistributed earnings of such Foreign Subsidiary.

      7.18 Siliconix. Upon the purchase or other acquisition of any additional shares of stock of Siliconix, shall cause such shares to be encumbered as security for the Indebtedness of the Company and the Permitted Borrowers according to the terms of the applicable Pledge Agreement; and within thirty
(30) days of the date on which Siliconix shall become a 100% Subsidiary, cause Siliconix to become a party, by execution of Joinder Agreements, to the Domestic Guaranty and to the applicable Security Agreement in each case according to the requirements set forth in Section 7.16 hereof.

      7.19 Security and Defense of Collateral. Except while Liens for the benefit of the Agent and the Lenders are not required on certain Collateral under the terms of Section 13.21 hereof, take such actions as the Agent or the Required Lenders may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its


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Collateral in favor of the Agent on behalf of the Lenders, subject only to Liens permitted under Section 8.5 hereof; and defend the Collateral from any Liens other than Liens permitted by Section 8.5.

      7.20 Vishay Israel. Within forty-five (45) days following the end of each fiscal year ending after the Effective Date, cause Vishay Israel to request from Israel's Comptroller of Foreign Exchange authorization to increase the limit on the Pledge Agreement executed and delivered by Vishay Israel encumbering the shares of Vishay Europe, to the extent of any increases after the Effective Date in the amount of Vishay Israel's investment in Vishay Europe and as soon as reasonably practicable following receipt of such approval, execute and deliver an amendment in form satisfactory to the Agent and the Required Lenders, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Required Lenders and the Company shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under such Pledge Agreement as amended thereby.

      7.21 Prepayment of General Semiconductor Notes. Issue such notices of prepayment or redemption ( the "Call Notices") to the holders of the General Semiconductor Notes (or any trustee or other representative) as may be necessary to allow the Company or its applicable Subsidiary to prepay or redeem, in their entirety, all of the issued and outstanding General Semiconductor Notes according to the terms thereof; and use certain of the proceeds of the New Convertible Subordinated Debt (net of reasonable and customary costs and expenses of issuance) to redeem, defease or otherwise prepay within 45 days of the date of issuance of the Call Notices all outstanding principal, premium and interest on the General Semiconductor Notes.

      7.22 Use of Proceeds. Use the Advances of the Revolving Credit made to the Company or any Permitted Borrower solely for general corporate purposes, including without limitation working capital and acquisitions. None of the proceeds of the Advances made under this Agreement will be used in violation of any applicable law or regulation including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System.

      8. NEGATIVE COVENANTS

      Company and each of the Permitted Borrowers covenant and agree that, so long as any of the Lenders are committed to make any Advances or issue any Letters of Credit under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries excluding, for purposes of Section 8.2, any Subsidiary that is not a Significant Subsidiary, a Guarantor or any party obligated under any Security Agreement or Pledge Agreement, to:

      8.1 Capital Structure, Business Objects or Purpose. Except as otherwise specifically permitted under this Agreement,

      (a) purchase, acquire or redeem any of its capital stock (whether in connection with the conversion of any Debt to stock or otherwise), except for (i) non-vested stock granted to participants under the Vishay Stock Plan (ii) repurchases by the

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            Company of its common stock in an aggregate amount, from and after
            August 31, 2000, not to exceed five percent (5%) of Tangible Net Worth (determined, in the case of each such repurchase of shares, on the date of repurchase), and (iii) repurchases by Siliconix of its common stock prior to the time that Siliconix becomes a Significant Subsidiary, provided, however, that both before and after giving effect to each such repurchase, no Default or Event of Default has occurred and is continuing; and

      (b) make any material change in its capital structure or in its general business objects or purpose or enter into any business, directly or through any Subsidiary except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or other businesses in the electronic components industry or which are directly related thereto which could reasonably be expected to have a material adverse effect on (i) the Company and the Subsidiaries taken as a whole or (ii) the rights or interests of the Agent and Lenders hereunder.

      8.2 Limitations on Fundamental Changes. Enter into any transaction of merger, consolidation or amalgamation, or purchase or otherwise acquire or become obligated for the purchase of all or substantially all of the assets, business interests or shares of capital stock of any Person or in any other manner effectuate an expansion of present business of the Company and its Subsidiaries by acquisition or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all, substantially all or any part of its property, business or assets, or make any material change in its present method of conducting business, except:

      (a) any Subsidiary may be merged or consolidated with or into the Company (so long as Company shall be the continuing or surviving corporation); any Domestic Subsidiary may be merged or consolidated with or into any 100% Domestic Subsidiary (so long as such 100% Domestic Subsidiary shall be the continuing or surviving corporation); and any Foreign Subsidiary may be merged or consolidated with or into any 100% Domestic Subsidiary or into any 100% Foreign Subsidiary (excluding Vishay Israel) so long as such 100% Domestic Subsidiary or such 100% Foreign Subsidiary shall be the continuing or surviving corporation);

      (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company;

      (c) any Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Domestic Subsidiary which is a 100% Subsidiary and any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Domestic Subsidiary or to any other Foreign Subsidiary (excluding Vishay Israel), provided that such Subsidiary is a 100% Subsidiary;

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      (d)   any Person other than a Subsidiary may merge or consolidate with and into the Company or any 100% Subsidiary (excluding Vishay Israel) so long as (i) the Company or such 100% Subsidiary shall be the surviving corporation and (ii) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

      (e)   Permitted Transfers and any Permitted Securitization;

      (f) other sales, transfers or other dispositions of any assets of the Company and its Subsidiaries from and after the Effective Date in an aggregate amount not to exceed (i) 15% of Tangible Net Worth in any fiscal year and (ii) 20% of Tangible Net Worth for any period of three consecutive fiscal years (or portion thereof) beginning with fiscal year 2001, determined on the basis of Tangible Net Worth for the fiscal quarter ending immediately prior to the date of determination; and

      (g) Permitted Acquisitions and, provided that no Default or Event of Default has occurred and is continuing at the time of such reorganization and restructuring, the PDD Restructuring.

      8.3 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for (i) the Guaranties, (ii) guaranties by the Company of Hedging Obligations entered into by any Foreign Subsidiary or of reimbursement obligations in respect of Special Letters of Credit issued for the account of any Subsidiary, and (iii) guaranties of indebtedness as set forth on Schedule 8.3 attached hereto or as permitted under clauses (d), (e), (f) or (g) of Section 8.7 hereof and (iv) customary clean up call provisions under any Permitted Securitization.

      8.4 Debt. Become or remain obligated for any Debt for borrowed money, or for any Debt incurred in connection with the acquisition of any property, real or personal, tangible or intangible, except:

      (a) Indebtedness to Lenders (or their Affiliates) hereunder, including without limitation, Hedging Obligations and Special Letters of Credit;

      (b) Debt not otherwise permitted hereunder which is in existence as of the Effective Date and disclosed on Schedule 8.4 attached hereto, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on terms no less favorable to the Company and its Subsidiaries than in effect on the Effective Date and otherwise in compliance with this Agreement, regardless of any less favorable terms which may result from changes in market rates;

      (c) current unsecured trade, utility or non-extraordinary accounts payable arising in the ordinary course of business and any unsecured letters of credit undertaken by such parties in the ordinary course of business outside the United States of

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            America (and necessary under local customs and practices) to support such accounts payable;

      (d) purchase money Debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of 12 months or longer), provided that the aggregate amount of all such purchase money Debt outstanding at any time shall not exceed seven and one-half percent (7.5%) of Tangible Net Worth;

      (e) any Debt assumed pursuant to an acquisition conducted in compliance with this Agreement, provided that such Debt was not entered into, extended or renewed in contemplation of such acquisition and provided further that the aggregate amount of all such Debt at any time outstanding shall not exceed six percent (6%) of Tangible Net Worth;

      (f) Debt to third parties issued by any Foreign Subsidiary of the Company in an aggregate amount at any time outstanding not to exceed $55,000,000; provided that such Debt be issued and at all times maintained on a pari passu basis with the Indebtedness, if any, of such Foreign Subsidiary, or on a basis subordinate thereto, and pursuant to documentation containing covenants not more restrictive in the aggregate than the covenants contained in this Agreement (as determined by the Agent and Required Lenders in their reasonable discretion) and provided further, however, that immediately before and immediately after such Debt is incurred, and giving effect thereto, no Default or Event of Default has occurred and is continuing (it being understood that for purposes of this Section 8.4(f), the granting of Liens which are permitted under Section 8.5 hereof shall not be deemed to constitute the entry into more restrictive covenants or to be other than on a pari passu basis);

      (g) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 8.7 hereof;

      (h) unsecured Debt issued under Rule 144A of the Securities Act of 1933 or pursuant to a private placement in an aggregate amount for all such Debt issued under this subparagraph (but without giving effect to any repayments or principal reductions thereof) not to exceed Two Hundred Million Dollars ($200,000,000); provided that such Debt be issued and all times maintained on a basis subordinate hereto, and pursuant to documentation containing covenants not more restrictive in the aggregate than the covenants contained in this Agreement (as determined by the Agent and the Required Lenders in their reasonable discretion); provided further, however, that immediately before and immediately after such Debt is incurred, and giving effect thereto, no Default or Event of Default has occurred and is continuing; and provided further that prior to or concurrently with the issuance of such Debt, the Revolving Credit Aggregate Commitment is permanently reduced by an amount equal to not less than 75% of the proceeds of such Debt, net of normal and customary expenses of issuance payable to third parties;

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      (i)   any reimbursement obligations arising in connection with the letters of credit described in Schedule 8.3 attached hereto; and

      (j) the BCc Replacement Financing, the New Convertible Subordinated Debt and any other Subordinated Debt disclosed on Schedule 8.13 attached hereto.

      8.5 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

      (a) Liens in favor of the Agent, as security for the Indebtedness hereunder, and, including without limitation, any Indebtedness under any Hedging Obligations or to secure Special Letters of Credit;

      (b) purchase money security interests in fixed assets to secure purchase money Debt permitted under Section 8.4(d) hereof, provided that such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed assets so financed;

      (c) any lien securing third-party indebtedness assumed pursuant to any Permitted Acquisition conducted in compliance with this Agreement, provided that such lien is limited to the property so acquired and was not entered into, extended or renewed in contemplation of such acquisition;

      (d) Permitted Company Encumbrances and Permitted Encumbrances of the Subsidiaries;

      (e) Liens securing Debt of a Foreign Subsidiary (and not supported by a guaranty or a similar obligation by the Company or any Domestic Subsidiary) for overdraft or similar credit facilities permitted under clause (f) of Section 8.4 hereof encumbering cash or cash equivalents owned by any Foreign Subsidiary that do not exceed, in the aggregate, Thirty Million Dollars ($30,000,000);

      (f) Liens securing Debt otherwise permitted hereunder, provided that the aggregate principal amount of all such Debt which is secured by a Lien shall not exceed Five Million Dollars ($5,000,000); and

      (g) any Lien encumbering property interests, rights or proceeds which are subject of a transfer or encumbrance pursuant to a Permitted Securitization.

      8.6 Dividends. Declare or pay any dividends on or make any other distribution with respect to (whether by reduction of Stockholders' Equity or otherwise) any shares of its capital stock, except for stock dividends and except for (a) cash dividends by any 100% Subsidiary to the Company or any other 100% Subsidiary which has executed a Guaranty hereunder, (b) dividends paid in cash or in kind by any Subsidiary which is not a 100% Subsidiary or by any Joint Venture, provided that such dividends are paid to each holder of share capital therein (including Company or any of its other Subsidiaries) on a pro rata basis (based on the relative amounts of share capital held by each such holder) and provided further that such dividends are paid to the Company or its other Subsidiaries on substantially the same (or better) terms as (and


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contemporaneously with) any dividends paid to Persons other than the Company and its Subsidiaries, (c) cash dividends by Vishay Europe which are reinvested in Vishay Europe by its shareholders in compliance with Section 8.7 hereof and (d) cash dividends by Vishay Electronic which are reinvested in Vishay Electronic by Vishay Europe in compliance with Section 8.7, hereof.

      8.7 Investments. Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidences of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

      (a) Company's and its Subsidiaries' equity ownership interests in the Subsidiaries as of the Effective Date;

      (b) Additional cash investment in Vishay Europe by its shareholders or in Vishay Electronic by Vishay Europe, which is applied by Vishay Europe or Vishay Electronic, as the case may be, concurrently with such investment to reduce its Indebtedness under this Agreement, in substantially the amount of such additional investment;

      (c) The existing investments, loans and/or advances in or to Subsidiaries set forth or referred to on Schedule 8.7 hereto, in addition to any other matters set forth in this Section 8.7;

      (d) Intercompany Loans, Advances, or Investments made on or after the Effective Date hereunder to Company, or by Company or any Subsidiary to Company or any 100% Subsidiary (excluding Vishay Israel), provided that any Intercompany Loan included therein be evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement and further provided that both before and after giving effect to any such loans, advances or investments, no Default or Event of Default has occurred and is continuing under this Agreement;

      (e) Intercompany Loans, Advances or Investments made on or after the Effective Date by Company or any Subsidiary to Vishay Israel or to any Subsidiary which does not constitute a 100% Subsidiary other than Siliconix (provided that any Intercompany Loan included therein be evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing and provided further that the aggregate amount of all such loans, advances and investments shall not exceed, at any time outstanding, 10% of Tangible Net Worth;

      (f) Intercompany Loans to Siliconix, but only to the extent evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement, provided that both before and after giving effect to any such loans, advances or

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            investments, no Default or Event of Default has occurred and is continuing under this Agreement;

      (g) loans, advances or investments made on or after the Effective Date (without regard to any repayment of such loans, advances or investments, other than the repayment of capital or principal) to any Joint Venture or other Person, including without limitation guaranties by the Company or any Subsidiary (valued on the basis of the aggregate amount of indebtedness covered by a guaranty) of third-party indebtedness of any such Joint Venture or other Person, which loans, advances or investments are not otherwise permitted under this Section 8.7, in an aggregate amount at any time outstanding not to exceed seven and one-half percent (7.5%) of Tangible Net Worth;

      (h) the Remaining Siliconix Acquisition, subject to the terms and conditions of this Agreement;

      (i) investments, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or security of, any Person (other than a Subsidiary or an Affiliate) which is a customer of the Company or any Subsidiary, which investment was made in exchange for amounts owed by such customer to the Company or any Subsidiary (and incurred in the ordinary course of business) or as an advance on the provision of goods and services in the ordinary course of business;

      (j) Hedging Obligations and guaranties by the Company of Hedging Obligations entered into by any Foreign Subsidiary;

      (k)   Permitted Investments; and

      (l) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof consisting of (x) dispositions of specific foreign accounts receivable made pursuant to any Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary to another Subsidiary as part of such Permitted Securitization, in each case to the extent constituting Investments hereunder; and (y) the repurchase or replacement from and after the date hereof of accounts receivable pursuant to any representations or warranties or clean up call provisions included in such Permitted Securitization in accordance with the definition thereof.

In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this Section 8.7 (except as otherwise expressly provided herein), such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

      8.8 Accounts Receivable. Sell or assign any account, note or trade acceptance receivable, except to Agent on behalf of the Lenders, and except the sale or assignment of foreign accounts receivable pursuant to any Permitted Securitization.

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      8.9 Transactions with Affiliates. Enter into any transaction with any of its or their stockholders or officers or its or their affiliates, except in the ordinary course of business and on terms not less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length and except for (i) transactions otherwise permitted by this Agreement and (ii) transactions between the Company and any 100% owned Subsidiary (other than Vishay Israel or its Israeli Subsidiaries) or between any 100% owned Subsidiary and any other 100% owned Subsidiary (other than Vishay Israel or its Israeli Subsidiaries).

      8.10 Operations of Vishay Israel. Permit the normal manufacturing or other operations of Vishay Israel (or of Company or any of its other Subsidiaries conducted in Israel) to be interrupted, stopped or delayed for any period of fourteen (14) consecutive days, excluding regularly scheduled vacations and holidays in the ordinary course of such operations.

      8.11 Prohibition Against Certain Restrictions. (a) Enter into or otherwise become subject to any agreement or arrangement (excluding this Agreement and excluding any such agreement by a Special Purpose Subsidiary pursuant to a Permitted Securitization, but only to the extent such agreement applied only to such Special Purpose Subsidiary) with any lender or other third party (i) which prohibits, restricts or otherwise limits the ability of Company to make loans, advances or investments to its Subsidiaries or which prohibits, restricts or otherwise limits the ability of any Subsidiary to make loans, advances or investments in any other Subsidiary (ii) which prohibits, restricts or otherwise limits the ability of any Subsidiary to declare or pay any dividends on or make any other distribution with respect to any shares of its capital stock, or (iii) which prohibits, restricts or otherwise limits the execution, delivery or performance by Company or any Subsidiary of any guaranty, indemnity or similar undertaking in favor of Agent or the Lenders.

      (b) Except in connection with Liens permitted by Section 8.5, to the extent of the property encumbered by such Liens, enter into any agreement, document or instrument which would restrict or prevent Company and its Subsidiaries from granting Agent on behalf of Lenders liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

      8.12 Amendment of the BCc Acquisition Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of the BCc Acquisition Documents in any respect which is materially adverse to the Company, as determined by Company in its reasonable discretion, without the prior written approval of Agent and the Required Lenders; provided that promptly following any amendment to any of such documents, Company shall provide Agent with copies of such amendments, for distribution to the Lenders.

      8.13 Amendment of Subordinated Debt and Other Debt Documents and Permitted Securitizations. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the terms and conditions of those documents or instruments evidencing or otherwise related to any Debt set forth on Schedule
8.13 or any other Subordinated Debt (including the New Convertible Subordinated
Debt) or any Permitted Securitization, except for those amendments, modifications or other alterations which could not reasonably be determined to have a material adverse effect on (a) the business, operations, property or condition (financial or

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otherwise) of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under this Agreement or any other Loan Document to which any of them is a party, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder, or except as may be approved by Agent and the Required Lenders.

      8.14 Payment or Prepayment of Other Debts. Prepay, purchase, redeem or defease the New Subordinated Convertible Debt, any Subordinated Debt or any other Debt set forth on Schedule 8.13 (whether in connection with the conversion of any such Debt or otherwise), except for (a) prepayment, purchase, redemption or defeasance of the LYONs, including the redemption of the LYONs at the option of the holders thereof pursuant to their terms on June 4, 2004 and June 4, 2006,
(b) the prepayment of all outstanding principal, premium and interest on those certain notes issued under and pursuant to that certain Indenture dated as of December 14, 1999 between The Bank of New York, as trustee and General Semiconductor, Inc., as issuer (the "General Semiconductor Notes"), and (c) the conversion of the BCC Replacement Financing into stock pursuant to the put rights relating thereto; and except for regularly scheduled payments of interest, make any payments, prepayments or purchase, redeem or otherwise defease the BCc Replacement Financing in cash or cash equivalents, prior to the Revolving Credit Maturity Date.

      9. DEFAULTS

      9.1 Events of Default. Any of the following events is an "Event of Default":

      (a) non-payment when due of the principal or interest of any Advance in accordance with the terms thereof or of any reimbursement obligation under Section 3.6 hereof, and in the case of interest payments, continuance thereof for three (3) days;

      (b) default in the payment of any money by Company or any of the Permitted Borrowers under this Agreement (other than as set forth in subsection (a), above) or the other Loan Documents, and continuance thereof for three (3) days of the date the same is due and payable;

      (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.8, 7.10, 7.12,
            7.13 and 7.14 hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or Event of Default, as the case may be hereunder or thereunder;

      (d) any representation or warranty made by Company or any of the Permitted Borrowers herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made; provided that, with respect to any misrepresentation or breach of warranty arising subsequent to the date hereof under Sections 6.7, 6.8, 6.13 through 6.15 and 6.18 of this Agreement solely by virtue of the nature of the representations

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            and warranties hereunder as continuing, (i) as to Section 6.8, hereof, any applicable cure period existing in respect of such matters shall have expired and (ii) as to the remaining Sections of this Agreement specified in this subparagraph (d), such misrepresentation or breach of warranty hereunder shall have continued for a period of thirty (30) consecutive days;

      (e) any provision of any Guaranty, or any Collateral Document shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against the Company or the Significant Subsidiaries, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the Significant Subsidiaries shall deny that it has any or further liability or obligation under any Guaranty, or any Collateral Document, as applicable, or any Guaranty, or any Collateral Document shall be terminated, invalidated or set aside or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby;

      (f) default in the payment of any other obligation of Company, its Significant Subsidiaries, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement for borrowed money in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in an Alternative Currency), individually or in the aggregate; or default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money in an aggregate amount in excess of Ten Million Dollars ($10,000,000) (or the equivalent thereof in an Alternative Currency), which is sufficient to permit the holder thereof to accelerate the maturity of such obligation;

      (g) the rendering of any judgment or judgments for the payment of money in excess of the sum of Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof) in the aggregate against Company, any of its Significant Subsidiaries, any Guarantor, or any Person obligated under a Security Agreement or Pledge Agreement, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

      (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to,

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            incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

      (i) (A) any one Person or group of Persons acting in concert shall acquire or control, directly or indirectly, whether by ownership, proxy, voting trust or otherwise, twenty percent (20%) or more of the voting power of the issued and outstanding stock of Company, other than (x) any Person or group of Persons beneficially owning, directly or indirectly, as of the date hereof capital stock of the Company with twenty percent (20%) or more of such voting power or
            (y) any Permitted Transferee; or (B) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the Company's directors (for purposes of this Section 9.1(i)(B), "Continuing Director" means any director who is currently a director and any director who is nominated or elected by a majority of Continuing Directors who are then directors);

      (j) If a creditors' committee shall have been appointed for the business of Company, any of its Significant Subsidiaries, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement; or if Company, any Significant Subsidiary, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of Company, any Significant Subsidiary, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement) and such appointment has not been dismissed or stayed within thirty (30) days from the date of appointment or if an order for relief or otherwise approving any petition for reorganization of Company, any Significant Subsidiary, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement shall be entered; or if an involuntary petition is filed against Company, any Significant Subsidiary, any Guarantor or any Person obligated under a Security Agreement or Pledge Agreement and shall not be dismissed or stayed within thirty (30) days from the date of filing thereof; and

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      (k)   if any "Fundamental Change" shall have occurred as defined in that certain Indenture entered into by the Company in connection with the New Convertible Subordinated Debt without giving effect to any amendments thereto or modifications thereof subsequent to the Effective Date.

      9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Required Lenders, declare any commitment of the Lenders to extend credit hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Required Lenders, declare the entire unpaid Indebtedness immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and the Permitted Borrowers; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) above, and notwithstanding the lack of any declaration by Agent under the preceding clause (a) or (b), the Lenders' commitments to extend credit hereunder shall immediately and automatically terminate and the entire unpaid Indebtedness shall become automatically due and payable without presentment, notice or demand; (d) the Agent shall, upon being directed to do so by the Required Lenders, demand immediate delivery of cash collateral, and the Company and each Account Party agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit; and (e) the Agent shall, if directed to do so by the Required Lenders or the Lenders, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

      9.3 Rights Cumulative. No delay or failure of Agent and/or Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Lenders under this Agreement are cumulative and not exclusive of any right or remedies which Lenders would otherwise have.

      9.4 Waiver by Company and Permitted Borrowers of Certain Laws; JURY WAIVER. To the extent permitted by applicable law, Company and each of the Permitted Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on any principal of any Advance, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE LENDERS (OR ANY OF THEM), ON THE ONE HAND, AND THE COMPANY OR ANY OF THE PERMITTED BORROWERS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

      9.5 Waiver of Defaults. No Event of Default shall be waived by the Lenders except in a writing signed by an officer of the Agent in accordance with Section
13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise

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thereof, shall preclude any other or further exercise of the Lenders' rights by
Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Lenders' rights shall constitute a waiver of any of their rights. Company and the Permitted Borrowers expressly agree that this Section may not be waived or modified by the Lenders or Agent by course of performance, estoppel or otherwise.

      10. PAYMENTS, RECOVERIES AND COLLECTIONS.

      10.1 Payment Procedure.

      (a) All payments by Company and/or by any of the Permitted Borrowers of principal of, or interest on, Advances of the Revolving Credit or the Swing Line or of Letter of Credit Obligations or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Lenders, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances or Fees payable in Dollars. Payments made in respect of any Advance in any Alternative Currency or any Fees payable in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Lenders, not later than 11:00 a.m. (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Lender, or, in respect of Eurocurrency-based Advances, such Lender's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Lender.

      (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or any of the Permitted Borrowers is due that the Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or such Permitted Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If the Company or any of the Permitted Borrowers has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Lender, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate, as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

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      (c)   Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance or a Quoted Rate Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance or a Quoted Rate Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

      (d) All payments to be made by the Company or the Permitted Borrowers under this Agreement (including without limitation payments under the Swing Line) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or any of the Permitted Borrowers, as the case may be, is compelled by law to make payment subject to such tax. In such event, Company and such Permitted Borrower shall:

            (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Lenders (and, in the case of any Swing Line Advances, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Lender or Lenders receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

            (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent such certificates or certified copy receipts as the Agent or any Lender shall reasonably require as proof of the payment by the Company or such Permitted Borrower of any such taxes payable by the Company or such Permitted Borrower.

            As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 10.1) thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and/or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United

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            States (whether assessed against Company, the Permitted Borrower,
            Agent or any of the Lenders).

      10.2 Application of Proceeds. Subject to the Collateral Documents, but notwithstanding anything to the contrary in this Agreement or other Loan Document, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by the Company or the Permitted Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to payment of principal and interest of outstanding Advances, any reimbursement obligations under Section 3.6 hereof and any net obligations with respect to Hedging Obligations entered into between the Company or its Subsidiaries and a Lender or an affiliate of a Lender, on a pro rata basis, next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the outstanding Indebtedness hereunder shall be based on each Lender's Percentage of the aggregate Indebtedness.

      10.3 Pro-rata Recovery. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the outstanding Advances (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments then or thereafter obtained by all Lenders upon principal of and interest on all outstanding Advances (or such participation), such Lender shall purchase from the other Lenders such participations in the outstanding Advances (or subparticipations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably in accordance with the Percentages of the Revolving Credit with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      10.4 Set Off. Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company but subject to the provisions of Section 10.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company or any Permitted Borrower now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or such Permitted Borrower and any property of the Company or such Permitted Borrower from time to time in possession of such Lender, irrespective of whether or not such deposits held or indebtedness owing by such Lender may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Lender is adequate to cover the Indebtedness, provided, however, that a Lender may not set off and apply against any obligations of the Company or any Domestic Permitted Borrower any deposits or property of, or other indebtedness owing to, or for the credit or account of any Foreign Permitted Borrower. Promptly following any such setoff, such Lender shall give written notice to Agent and to Company and the applicable Permitted Borrower of the occurrence thereof. Each of the Company and each Permitted Borrower hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral

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security for the payment and performance of all of the obligations of the
Company and the Permitted Borrowers under this Agreement. The rights of each Lender under this Section 10.4 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

      11. CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

      11.1 Reimbursement of Prepayment Costs. If Company or any Permitted Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company or any Permitted Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if Company or any Permitted Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company or such Permitted Borrower to Agent in accordance with the terms hereof requesting such Advance, or if Company or any Permitted Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, Company and the applicable Permitted Borrower shall reimburse Agent for itself and/or on behalf of any Lender, as the case may be, on demand for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Lenders, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Lenders, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by Company to Agent for itself and/or on behalf of any Lender, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Lenders, as the case may be) which would have accrued to Agent and Lenders, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Lender under this paragraph shall be made as though such Lender shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Lender may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Lenders shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

      11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Lender, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or

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such Lender, Agent or such Lender, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

      11.3 Availability of Alternative Currency. The Agent and the Lenders shall not be required to make any Advance in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Required Lenders (after consultation with Agent) shall determine, in its or their sole discretion, that
(i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Lenders; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Lenders, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Lender, as the case may be, shall promptly notify the Company and Lenders of any such determination.

      11.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent (or the Swing Line Bank, in the case of a Swing Line Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or such Permitted Borrower, or by the Company or such Permitted Borrower to the Agent, as the case may be.

      11.5 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Required Lenders (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Lenders for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the Permitted Borrowers. Thereafter, until Agent notifies Company and the Permitted Borrowers that such circumstances no longer exist, (i) the obligation of Lenders to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of Company and the Permitted Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and
(ii) the Company and the Permitted Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 11.1 and 11.8 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

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      11.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Lenders (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, or in an Alternative Currency, such Lender shall forthwith give notice thereof to Company and to Agent. Thereafter, (a) the obligations of Lenders to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of Company or any Permitted Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company and the Permitted Borrowers may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Lenders may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

      11.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Lenders (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

      (a) shall subject any of the Lenders (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Lender's principal executive office or Eurocurrency Lending Office is located); or

      (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their

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            respective Eurocurrency Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Lender shall promptly notify Agent (or, in the case of a Swing Line Advance, shall notify Company and the applicable Permitted Borrower directly, with a copy of such notice to Agent), and Agent (or such Lender, as aforesaid) shall promptly notify Company and Permitted Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Agent will promptly notify Company and the Permitted Borrowers of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Company or Permitted Borrowers to incur additional liability under Sections 11.1 and 11.8 hereof, provided that Agent shall incur no liability whatsoever to the Lenders, Company or Permitted Borrowers in the event it fails to do so. A certificate of Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

      11.8 Indemnity. The Company will indemnify Agent and each of the Lenders against any loss or expense (but excluding loss of any Applicable Margin) which may arise or be attributable to the Agent's and each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or any of the Permitted Borrowers to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company or any Permitted Borrower to borrow, refund or convert on a date specified therefor in a Request for Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or such Permitted Borrower with respect to a deposit obtained by the Agent or any of the Lenders in order to fund such Advance to the Company or to such Permitted Borrower. The Agent's and each Lender's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

      11.9 Judgment Currency. The obligation of the Company and Permitted Borrowers to make payments of the principal of and interest on the outstanding Advances and any other amounts payable hereunder in the currency specified for such payment herein shall not be

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discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Lenders of the full amount of the particular Permitted Currency expressed to be payable herein. The Agent (or the Swing Line Bank, as applicable) shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the outstanding Advances, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and the Permitted Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein.

      11.10 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or Agent (or any corporation controlling such Lender or Agent) and such Lender or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Lender's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or Agent to be material (collectively, "Increased Costs"), then Agent or such Lender shall notify the Company, and thereafter the Company shall pay to such Lender or Agent, as the case may be, from time to time, upon request by such Lender or Agent, additional amounts sufficient to compensate such Lender or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or Agent reasonably determines to be allocable to the existence of such Lender's or Agent's obligations or Advances hereunder; provided, however that the Company shall not be obligated to reimburse any Lender for any Increased Costs pursuant to this Section 11.10 unless such Lender notifies Company and the Agent within 180 days after such affected Lender has obtained actual knowledge of such Increased Costs (but in any event within 365 days after such affected Lender is required to comply with the applicable change in law). A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or Agent, as the case may be, shall be submitted by such Lender or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section 11.10 and shall be conclusive, absent manifest error in computation.

      11.11 Substitution of Lenders. If (a) the obligation of any Lender to make Eurocurrency-based Advances has been suspended pursuant to Section 11.5 or 11.6 or (b) any

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Lender has demanded compensation under Section 11.1 or 11.7, (in each case, an
"Affected Lender"), then Company shall have the right (subject to Section 13.8 hereof), with the assistance of the Agent, to seek a substitute lender or lenders (which may be one or more of the Lenders (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Advances of the Revolving Credit and assume the commitments (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Advances of the Revolving Credit and assign its commitments to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Lender under Section 11.1 if Company (or the applicable Permitted Borrower) has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and
(ii) any additional compensation accrued for its account under Sections 3.4,
11.7 and 11.10 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment, and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Lenders, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent, with the required consent of the Swing Line Bank shall enter into an Assignment Agreement pursuant to Section 13.8 hereof, whereupon such Purchasing Lender shall be a Lender party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Lender with a Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment. In connection with any assignment pursuant to this Section 11.11, Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in
Section 13.8.

      12. AGENTS

      12.1 Appointment of Agent. Each Lender appoints and authorizes the Agent to act on behalf of such Lender under the Loan Documents and appoints and authorizes the Agent to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent, as the case may be, by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including in-house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto (to the extent of Agent's powers hereunder or thereunder, as aforesaid), and for which Agent is not reimbursed by Company or such Permitted Borrower, pro rata according to such Lender's Percentage, but excluding any such expenses resulting from the gross negligence or willful

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misconduct of such Agent, as applicable. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to their respective satisfaction by the Lenders against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

      12.2 Deposit Account with Agent. Each of Company and the Permitted Borrowers hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement.

      12.3 Exculpatory Provisions. The Agent agrees to exercise its rights and powers, and to perform its duties, as an agent hereunder and under the other Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or any of the Permitted Borrowers of its obligations hereunder or thereunder. Agent shall not have, or be deemed to have, a fiduciary relationship with any Lender by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

      12.4 Successor Agent. The Agent may resign as such at any time upon at least 30 days prior notice to Company and all Lenders. If Agent at any time shall resign or if a vacancy shall occur in the office of the Agent for any other reason, Required Lenders shall, by written instrument, appoint a successor Agent (consisting of any other Lender or financial institution satisfactory to such Required Lenders) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior agent such documents of transfer and assignment as such successor agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring agent as if originally named. The retiring agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an agent hereunder.

      12.5 Loans by Agent. The Agent shall have the same rights and powers with respect to the credit extended by it as any Lender and may exercise the same as if it were not an agent hereunder, and the term "Lender" and, when appropriate, "holder" shall include the Agent in its individual capacity.

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      12.6 Credit Decisions. Each Lender acknowledges that it has, independently of Agents and each other Lender and based on the financial statements of Company, the Permitted Borrowers and the Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Lender also acknowledges that it will, independently of Agents and each other Lender and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

      12.7 Notices by Agent. Agent shall give prompt notice to each Lender of its receipt of each notice or request required or permitted to be given to Agent by Company or a Permitted Borrower pursuant to the terms of this Agreement and shall promptly distribute to the Lenders any reports received from the Company or any of its Subsidiaries or any of the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

      12.8 Agent's Fees. Until the Indebtedness has been repaid and discharged in full and no commitment to fund any loan hereunder is outstanding, the Company shall pay to the Agent, as applicable, an agency fee(s) set forth (or to be set forth from time to time) in the Fee Letter on the terms set forth therein. The Agent's Fees described in this Section 12.8 shall not be refundable under any circumstances.

      12.9 Nature of Agency. The appointment of Agent as Agent is for the convenience of Lenders, Company and the Permitted Borrowers in making Advances of the Revolving Credit or any other Indebtedness of Company or the Permitted Borrowers hereunder, collecting fees, and principal and interest on the Indebtedness, and otherwise administering this Agreement and the other Loan Documents according to the express terms hereof and thereof. No Lender is purchasing any Indebtedness from Agents (or either of them) and this Agreement is not intended to be a purchase or participation agreement (except to the extent of risk participations acquired pursuant to Section 3.6(c) hereof).

      12.10 Authority of Agent to Enforce This Agreement. Each Lender, subject to the terms and conditions of this Agreement (including, without limitation, any required approval or direction of the Required Lenders or the Lenders, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection of the Indebtedness and enforcement of this Agreement and the other Loan Documents and to file such proofs of debt or other documents as may be necessary to have the claims of the Lenders allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Indebtedness, this Agreement or the other Loan Documents, but in each case only to the extent of any required approval or direction of the Required Lenders or the Lenders, as applicable, obtained by or given to the Agent hereunder.

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      12.11 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such, to the extent not reimbursed by the Company or the Permitted Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agents, or either of them, as the case may be, hereunder, provided that no Lender shall be liable to Agent or Syndication Agent, as the case may be, for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of such agent, or any of its officers, employees, directors or agents. For purposes of this Section 12.11, "Agent" shall be deemed to include Comerica Bank in its capacity as Swing Line Bank.

      12.12 Knowledge of Default. It is expressly understood and agreed that Agent (whether in the capacity of Swing Line Bank or otherwise) shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by Company or a Lender that the Company or such Lender considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining actual knowledge thereof, notify each Lender of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

      12.13 Agent's Authorization; Action by Lenders. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Lenders to give any approval or consent, or to make any request, or to take any other action, on behalf of the Lenders (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Required Lenders or the Lenders, as applicable hereunder. Action that may be taken by Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Lenders have been given reasonable advance notice (subject to the requirement that amendments, waivers or consents under Section 13.11 hereof be made in writing by the Required Lenders or all the Lenders, as applicable), or
(ii) pursuant to the written consent of the requisite Percentages of the Lenders as required hereunder, provided that all of the Lenders are given reasonable advance notice of the requests for such consent.

      12.14 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct. Except as otherwise expressly provided in any of the Loan Documents, Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or

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contravention of any express direction or instruction of the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder).
In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Required Lenders or all of the Lenders, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all the Lenders to the taking of such actions (in which event all of the Lenders must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Lender (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

      12.15 Collateral Matters.

      (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

      (b) The Lenders agree to release, and hereby irrevocably authorize the Agent to release, (x) any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Revolving Credit Aggregate Commitment and payment in full of all Indebtedness payable under this Agreement and under any other Loan Document; or (ii) constituting property sold or to be sold or disposed of as part of or in connection with any express disposition permitted hereunder;
            (y) the Guaranty of any Subsidiary, but only in connection with the sale of all of the share capital of such Subsidiary and only to the extent that such sale is expressly permitted hereunder, and (z) any Lien granted to or held by the Agent upon any Collateral or any Guaranty issued hereunder, but only if and to the extent (i) required to be released under Section 7.17(b) hereof, or (ii) approved, authorized or ratified in writing by the Required Lenders, or all the Lenders, as the case may be, as provided in Section
            13.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.15(b).

      12.16 Syndication Agent and Documentation Agents. Each of the following Lenders (or their affiliates) have been designated by the Company as a "Documentation Agent" under this Agreement: Wachovia Bank, National Association, Bank of America, N.A. and J.P. Morgan Chase Bank. Fleet Securities, Inc. has been designated by the Company as "Syndication Agent" under this Agreement. Bank Leumi has been designated a "Managing Agent" under this Agreement. Other than their respective rights and remedies as Lenders hereunder, such Documentation Agents, the Managing Agent and the Syndication Agent shall have no

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administrative, collateral or other rights or responsibilities, provided, however, that each such Documentation Agent and Syndication Agent shall be entitled to the benefits afforded to the Agents under Sections 12.5, 12.6 and
12.11 hereof.

      13. MISCELLANEOUS

      13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.

      13.2 Consent to Jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and each of the Company and the Permitted Borrowers hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Permitted Borrowers irrevocably appoints the Company as its agent for service of process. Each of the Company and the Permitted Borrowers irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent (or any of them) to bring any such action or proceeding against the Company or the Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

      13.3 Law of Michigan. This Agreement has been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13.4 Interest. In the event the obligation of the Company or any of the Permitted Borrowers to pay interest on the principal balance of the outstanding Advances is or becomes in excess of the maximum interest rate which the Company or any Permitted Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to any Lender's Percentage of the Revolving Credit, as applicable, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

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      13.5 Closing Costs; Other Costs. Company shall pay or reimburse Agents for their own accounts or on behalf of the Lenders for payment of, on demand (a) all closing costs and expenses, including, by way of description and not limitation, in-house and outside attorney fees and advances, appraisal and accounting fees, title and lien search fees, and required travel costs, incurred by Agents (and either of them) in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or advances provided under this Agreement or the other Loan Documents, or any amendment thereof or waiver or consent with respect thereto requested by Company; and (b) all stamp and other taxes and fees payable or determined to be payable (by either of the Agents or any Lender) in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, and costs and expenses to Environmental Auditors retained by Agent hereunder, incurred by Agents (and either of them) in revising, preserving, protecting, exercising or enforcing any of its or any of the Lenders' rights against Company or any of the Permitted Borrowers, or otherwise incurred by Agents and by the Lenders (using a single law firm retained by Agent, with the approval of the Required Lenders) in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agents (and either of them) or any Lender which would not have been asserted were it not for the Agents' or such Lender's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and the Permitted Borrowers. All of said amounts required to be paid by Company hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date incurred to the date payment is received by Agents, as applicable, at the Prime-based Rate, plus three percent (3%).

      13.6 Notices. Except as otherwise expressly set forth in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the Administrative Detail forms on file with the Agent or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 13.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agents may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

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      13.7 Further Action. Company and the Permitted Borrowers, from time to time, upon written request of Agents will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under this Agreement, according to the intent and purpose herein and therein expressed.

      13.8 Successors and Assigns; Assignments and Participations.

      (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Permitted Borrowers and the Lenders and their respective successors and assigns.

      (b) The foregoing shall not authorize any assignment by Company or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Lenders.

      (c) The Company, Permitted Borrowers and Agents acknowledge that each of the Lenders may at any time and from time to time, subject to the terms and conditions hereof (including Section 13.14 hereof), (i) assign or grant participations in such Lender's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and the Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (x) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (y) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Lender, any other Lender or any Federal Reserve Bank and
            (ii) grant to an SPFV the option to fund all or any part of any Advance that the Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided, however, that (A) nothing herein shall constitute a commitment by any SPFV to fund any Advance, but if an SPFV elects not to fund all or any part of an Advance hereunder, the Granting Lender shall be obligated to fund such Advance pursuant to the terms hereof; (B) the funding of any Advance by an SPFV hereunder shall be credited against the applicable commitment of the Granting Lender to fund such Advance to the same extent as, and as if, such Advance were funded by such Granting Lender and any payments in respect of an Advance (or portion thereof) previously funded by any SPFV shall be paid, for the account of such SPFV, to its Granting Lender, as agent for such SPFV; (C) each SPFV shall have all the rights that a Lender making such Advances or any portion thereof would have had under this Agreement (provided that each SPFV shall have granted to its Granting Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement and the other Loan Documents and to exercise on behalf of such SPFV all such SPFV's voting rights under this Agreement) and no additional Note or other instrument shall be required to

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            evidence the Advances or portion thereof funded by any SPFV, each related Granting Lender being deemed to hold its Note as agent for such SPFV to the extent of the Advances or portion thereof funded by such SPFV; (D) Company and Agent agree that no SPFV shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment, as the case may be; and (E) an SPFV may, at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Advances to the Granting Lender or to any financial institutions providing liquidity and/or credit support to or for the account of SPFV to support the funding or maintenance of Advances (provided that the rights of any such assignee or participant shall be subject to and limited as set forth in this clause (ii) of Section 13.8(c)). The Company and each of Permitted Borrowers authorize each Lender to disclose to any prospective assignee or participant, once approved by Company and Agent and to any assignee under an assignment not required to be approved by the Company pursuant to clauses (x) and (y) of the first proviso of this Section 13.8(c) and to an SPFV (and on a confidential basis to any Rating Agency, commercial paper dealer or provider of any surety or guaranty to such SPFV), any and all financial information in such Lender's possession concerning the Company and such Permitted Borrower which has been delivered to such Lender pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 13.13 hereof. Clause (ii), the definition of "Granting Lender," and the immediately preceding sentence of this Section 13.8(c) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by an SPFV at the time of any such amendment; and each party hereto agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPFV, it will not, on the basis of any claim or matter arising under or in connection with or otherwise relating to this Agreement, institute against, or join any other person in instituting against such SPFV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state or political subdivision thereof.

      (d) Each assignment by a Lender of any portion of its rights and/or obligations hereunder and under the other Loan Documents, other than assignments to such Lender's Affiliates or to a Federal Reserve Bank under Section 13.8(c)(ii) hereof, shall be made pursuant to an Assignment Agreement ("Assignment Agreement") substantially (as determined by Agent), in the form attached hereto as Exhibit E (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

            (i) each partial assignment shall be made as an assignment of a part of all of the assigning Lender's rights and obligations hereunder;

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            (ii)  each assignment shall be in a minimum amount of the lesser of
                  (x) Five Million Dollars ($5,000,000) and (y) the entire remaining amount of assigning Lender's interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Lender's interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $5,000,000;

            (iii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Lender) an assignment fee of $3,500 for each such assignment.

            In connection with any assignment subject to this Section 13.8(d), Company, each of the Permitted Borrowers and Agents shall be entitled to continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until the Agent shall have received a notice of assignment duly executed by the assigning Lender and an Assignment Agreement (with respect thereto) duly executed by the assigning Lender and each assignee; and (y) the assigning Lender shall have delivered to the Agent the original of each Note, if any, issued to such Lender, held by the assigning Lender under this Agreement. From and after the date on which the Agents shall notify Company and the Lender which has accepted an assignment subject to this Section 13.8(d) that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Lender, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents. Schedule 1.1 to this Agreement shall be deemed to be amended to reflect the applicable new Percentages of the Lenders (including the assignee Lender), taking into account such assignment.

      (e) Each Lender agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

            (i) such Lender shall remain the holder of its interest in the Indebtedness hereunder, notwithstanding any such participation;

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            (ii)  except as expressly set forth in this Section 13.8(e) with respect to rights of setoff and the benefits of Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

            (iii) such Lender shall retain the sole right and responsibility to enforce the obligations of the Company and Permitted Borrowers relating to this Agreement and the other Loan Documents, including, without limitation, the right to proceed against any Guarantors, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except in the case of participations granted to an Affiliate of such Lender and except for those matters covered by Section 13.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Lender, and Company, Permitted Borrowers, Agent and the other Lenders may continue to deal directly with such Lender in connection with such Lender's rights and duties hereunder).

            Company and each of the Permitted Borrowers each agrees that each participant shall be deemed to have the right of setoff under
            Section 10.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Lender under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Lender and the Person purchasing such participation, and the Company, the Permitted Borrowers, the Agents and the other Lenders shall not have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Lender of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

      (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Percentages of such Lenders and the principal amount of each type of Advance owing to each such Lender from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Company, the Permitted Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company, the Permitted Borrowers or any Lender upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to the Company of the making of any entry in the Register or any change in such entry.

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      (g)   Nothing in this Agreement, or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, or the other Loan Documents.

      13.9 Indulgence. No delay or failure of Agents and the Lenders in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which Agents and the Lenders would otherwise have.

      13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

      13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company or the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Agent at the direction of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (X) no amendment, waiver or consent shall increase the Percentage or the stated commitment amounts applicable to any Lender unless approved, in writing, by the affected Lender and
(Y) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase the Revolving Credit Aggregate Commitment to an amount greater than $400,000,000, (b) reduce the principal of, or interest on, the Advances or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the outstanding Advances or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Section 9.1(a) or (b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person or modify any indemnity provided to the Lenders, hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (f) take any action which requires the signing of all Lenders pursuant to the terms of this Agreement or any other Loan Document, (g) change the aggregate unpaid principal amount of the outstanding Advances which shall be required for the Lenders or any of them to take any action under this Agreement or any other Loan Document,
(h) change this Section 13.11, or (i) change the definition of "Required Lenders", "Interest Periods", "Alternative Currencies", "Permitted Borrower" or "Percentage"; and provided further, however, that no amendment, waiver or consent hereunder shall, unless in writing and signed (x) by the Agent, in addition to all the Lenders, affect the rights or duties of the Agent under this Agreement or any other Loan Document, whether in its capacity as Agent or the issuing bank or (y) by the Swing Line Bank, in addition to all the Lenders, affect the rights or duties of the Swing Line Bank under this Agreement or any other Loan Documents, in its capacity as Swing Line Bank. All references in this Agreement to "Lenders" or "the Lenders" shall refer to all Lenders, unless expressly stated to refer to "Required Lenders.

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      13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Lender or Agents (or either of them) by any jurisdiction where a Lender or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company and each of the Permitted Borrowers agree to pay the same together with any interest or penalties thereon and agree to hold the Agent and the Lenders harmless with respect thereto.

      13.13 Confidentiality. Each Lender agrees that without the prior consent of Company, it will not disclose (other than to its employees or to employees of any of its Affiliates, to another Lender or to any of their respective auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Permitted Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Loan Documents or which is designated (in writing) by Company or any of the Permitted Borrowers to be confidential; provided that any Lender may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Lender from any third party under no duty of confidentiality to the Company or such Permitted Borrower known to such Lender after reasonable inquiry, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect of any inquiry by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, an interest in this Agreement and the other Loan Documents, as aforesaid, and (f) with respect to the "tax treatment" and "tax structure," in each case, within the meaning of I.R.C. Regulation Section 1.6011-4, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Bank relating to such tax treatment and tax structure, to the extent required to be disclosed pursuant to such regulation or the Internal Revenue Code, provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

      13.14 Withholding Taxes. If any Lender is not incorporated under the laws of the United States or a state thereof, such Lender shall deliver to the Agent and the Company promptly upon becoming a Lender hereunder and from time to time as reasonably requested by the Company (but in any event prior to the initial payment of interest hereunder) two executed copies of (i) Internal Revenue Service Form W-8 BEN or applicable successor form specifying the applicable tax treaty between the United States and the jurisdiction of such Lender's domicile which provides for the exemption from withholding on interest payments to such Lender, (ii) Internal Revenue Service Form W-8 ECI or applicable successor form evidencing that the income to be received by such Lender hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Lender is exempt from United States income tax withholding with respect to such income; provided, however, that such Lender shall not be required to deliver to Agent the aforesaid forms

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or other evidence with respect to (i) Advances to any Foreign Subsidiary which is or becomes a Permitted Borrower hereunder or (ii) with respect to Advances to the Company or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, if such Lender has assigned its interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder) and any Notes issued to it by the Company, or any Domestic Subsidiary (if any) which subsequently becomes a Permitted Borrower hereunder, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Lender shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Lender hereunder were subject to United States income tax withholding when made, such Lender shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or the Permitted Borrowers, each Lender and each of the Agents shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or the Permitted Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Permitted Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under
Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Lender or the Agents, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

      13.15 ERISA Restrictions. To the extent any Advance hereunder is funded by or on behalf of an insurance company, bank, or other Person deemed to hold assets of any employee benefit plan subject to ERISA or other plan as defined in and subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code pursuant to applicable Department of Labor regulations (the "Plan Asset Regulations"), or any such plan acting on its own behalf, such insurance company, bank, entity or plan warrants and represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such insurance company, bank, entity or plan to fund the Advance(s) hereunder:

      (a) the Source consists of plan assets subject to the discretionary authority or control of an in-house asset manager ("INHAM") as such term is defined in Section IV(a) of Prohibited Transaction Class Exemption 96-23 (issued April 10, 1996) ("PTCE 96-23"), and the funding of the Advance(s) hereunder is exempt under the provisions of PTCE 96-23; or

      (b) the Source is an "insurance company general account" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and the funding of the Advance(s) hereunder is exempt under the provisions of PTCE 95-60; or

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      (c)   the Source is either (x) an insurance company pooled separate account, within the meaning of Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990) ("PTCE 90-1") or (y) a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 (issued July 12, 1991) ("PTCE 91-38") and, except as such insurance company or bank has disclosed to the Company in writing pursuant to this paragraph (ii), no plan or group of plans maintained by the same employer or employee organization, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; and, in either such case, all records necessary to establish the availability of each exemption by reason thereof will be maintained and made available as required by the terms of such exemption; or

      (d) the Source is an "investment fund" (within the meaning of Part V of Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984) (the "QPAM Exemption")) managed by a "qualified professional asset manager" ("QPAM") within the meaning of Part V of the QPAM exemption) which has been identified pursuant to this paragraph
            (iii), such that the funding of the Advance(s) by or on behalf of such investment fund is exempt from the application of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code, provided that no party to the transactions described in this Agreement and no affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such party has, or at any time during the immediately preceding year exercised, the authority to appoint or terminate the identified QPAM as manager of the assets of any employee benefit plan that has an interest in such investment fund (which plans have been identified pursuant to this paragraph
            (iii)) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan; or

      (e) the Source is a "governmental plan" as defined in Title 1, Section 3(32) of ERISA; or

      (f) the Source is one or more "employee benefit plans" (or other plan as defined in and subject to Section 4975 of the Internal Revenue Code) or a separate account, trust fund, or other entity comprised of one or more such plans (determined after giving effect to the Plan Asset Regulations) each of which has been identified to the Company in writing pursuant to this paragraph (v); or

      (g) the Source does not include assets of any employee benefit plan or other plan, other than a plan exempt from coverage under ERISA and from the prohibited transactions of Section 4975 of the Internal Revenue Code.

      13.16 Effective Date. This Agreement shall become effective upon the Effective Date, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. Those Permitted Borrowers not signatories to this Agreement on the Effective Date shall become obligated hereunder (and shall be deemed parties to this Agreement) upon the execution and delivery, according to the terms and conditions set forth in Section 2.1 hereof, of the Permitted Borrower Addendum.

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      13.17 Severability. In case any one or more of the obligations of the
Company or any of the Permitted Borrowers under this Agreement, or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or such Permitted Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or such Permitted Borrower under this Agreement or any of the other Loan Documents in any other jurisdiction.

      13.18 Table of Contents and Headings; Construction of Certain Provisions. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

      13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

      13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in Section 11.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the other Loan Documents and of Lenders set forth in Sections 12.1, 12.12 and 13.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

      13.21 Lien Release and Revival. Agent, on behalf of the Lenders, shall be entitled to retain a first perfected security interest in and Liens on all Collateral until the occurrence of the following events: (a) the Debt issued pursuant to the BCc Replacement Refinancing has been converted into equity, and
(b) the rated Senior Debt of the Company (following such conversion) has a rating of BB+ or better from S&P and a rating of Ba1 or better from Moody's. Upon the occurrence of the events specified in subsections (a) and (b), as aforesaid, and so long as no Default or Event of Default shall have occurred and be continuing, the Agent, on behalf of the Lenders, shall release its security interest in and Liens on Collateral (excluding any pledge of or Lien on any equity interests of the Company or any of its Subsidiaries and any Lien on

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Intercompany Notes), and shall promptly file appropriate UCC-3 termination statements evidencing such release in all applicable jurisdictions. If, at any time after the Agent's initial release of Liens, the Company is no longer in compliance with the condition specified in subsection (b) above, the grant of Lien and other obligations of the Company and its Subsidiaries under the Security Agreements, to the extent previously released, shall again automatically be effective without any further action or consent on the part of the Company, any Subsidiary or any party thereto. In addition, the Company and each Subsidiary hereby irrevocably authorizes the Agent at any time and from time to time to re-file in any filing office in any UCC jurisdiction any financing statements and amendments thereto that (x) indicate any or all of the Collateral upon which the Company and its Subsidiaries have granted a Lien, and
(y) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code, upon the Company's failure to satisfy, at any time, the requirements set forth in subsection (b) above. The Company and its Subsidiaries shall provide the Agent with any information it may require in order to prepare and re-file such financing statements. Following such re-filing, the Agent, on behalf of the Lenders, shall have a first perfected security interest in and Lien on all Collateral. In addition, upon the Company's failure to satisfy, at any time, the requirements set forth in subsection (b) above, Company hereby agrees that it will, and will cause its Subsidiaries to, execute such additional documentation, including Security Agreements or Reaffirmation of Security Agreements as Agent or the Required Lenders shall reasonably require to ensure the Agent's Lien on all Collateral.

      13.22 Complete Agreement; Amendment and Restatements. This Agreement, the Notes (if issued), any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

      WITNESS the due execution hereof as of the day and year first above written.

COMPANY:                               AGENT:

VISHAY INTERTECHNOLOGY, INC.           COMERICA BANK, As Agent


By: /s/ Richard N. Grubb               By: /s/
   ----------------------------           ---------------------------------

Its: Executive Vice President,         Its:  Vice President
       Chief Financial Officer and     One Detroit Center
       Director                        500 Woodward Avenue
63 Lincoln Highway                     Detroit, Michigan 48226
Malvern, Pennsylvania 19355            Attention: Corporate Finance

PERMITTED BORROWERS:

VISHAY EUROPE GmbH


By: /s/ Richard N. Grubb
   ----------------------------
Its: Vice President


VISHAY ELECTRONIC GmbH


By: /s/ Richard N. Grubb
   ----------------------------
Its: Vice President

                                          COMERICA BANK, individually, as
                                          Swing Line Bank and as Issuing Bank



                                          By: /s/
                                             ---------------------------------

                                          Its: Vice President
                                              --------------------------------

                                          FLEET NATIONAL BANK



                                          By: /s/
                                             ---------------------------------

                                          Its: Director
                                              --------------------------------

                                          JP Morgan Chase Bank



                                          By: Robert M. Stanchak
                                             ---------------------------------

                                          Its: Vice President
                                              --------------------------------

                                          WACHOVIA BANK, NATIONAL ASSOCIATION



                                          By: /s/
                                             ---------------------------------

                                          Its: Director
                                              --------------------------------

                                          BANK OF AMERICA N.A.


                                          By: /s/
                                             --------------------------------

                                          Its: Principal
                                              -------------------------------

                                          BANK LEUMI USA


                                         By: /s/            /s/
                                            ---------------------------------

                                         Its: AVP           SVP
                                             --------------------------------

                                          BANK HAPOALIM B.M.,
                                          NEW YORK BRANCH



                                          By: /s/ Boaz Dan
                                             ---------------------------------

                                          Its: First Vice President
                                              --------------------------------


                                          By: /s/ Maxie Levy
                                             ---------------------------------

                                          Its: Vice President
                                              --------------------------------

                                          KEYBANK NATIONAL ASSOCIATION



                                          By: /s/
                                             ---------------------------------

                                          Its: Vice President
                                              --------------------------------

                                          BANK OF TOKYO-MITSUBISHI TRUST
                                          COMPANY



                                          By: /s/ K. Ossolinski
                                             ---------------------------------

                                          Its: Vice President
                                              --------------------------------

                                          THE BANK OF NOVA SCOTIA



                                          By: /s/
                                             ---------------------------------

                                          Its: Managing Director
                                              --------------------------------

                                       WESTLB AG, New York Branch



                                          By: /s/ Salvator Battinelli
                                             ---------------------------------

                                          Its: Managing Director
                                              --------------------------------


                                          By: /s/ Pascal Kabemba
                                             ---------------------------------

                                          Its: Associate Director
                                              --------------------------------

                                          ISRAEL DISCOUNT BANK OF NEW YORK



                                          By:  /s/ Stephen R. Shapiro
                                             ---------------------------------

                                          Its: FVP
                                              --------------------------------


                                          By: /s/ Mel Altman
                                             ---------------------------------

                                          Its: OP
                                              --------------------------------